Exhibit 99.(a)(5)(xi)

AGREEMENT

DATED 26 JANUARY 2015

US$1,300,000,000

CREDIT FACILITY

for

KONINKLIJKE PHILIPS N.V.

with

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

ACTING THROUGH ITS LONDON BRANCH

as Facility Agent

EXECUTION VERSION

EXECUTION VERSION

	11.3	Tax Credit	31
	11.4	Stamp taxes	31
	11.5	Value added taxes	31
	11.6	FATCA Information	32
	11.7	FATCA Deduction	33
12.	Increased Costs		33
	12.1	Increased Costs	33
	12.2	Exceptions	34
	12.3	Claims	34
13.	Mitigation		35
	13.1	Mitigation	35
	13.2	Conduct of business by a Finance Party	35
14.	Payments		35
	14.1	Place	35
	14.2	Funds	36
	14.3	Distribution	36
	14.4	Currency	36
	14.5	No set-off or counterclaim	37
	14.6	Business Days	37
	14.7	Partial payments	37
	14.8	Disruption to payment systems	38
	14.9	Timing of payments	38
15.	Representations		39
	15.1	Representations	39
	15.2	Status	39
	15.3	Powers	39
	15.4	Authorisations	39
	15.5	Non-violation of laws etc.	39
	15.6	Obligations binding	40
	15.7	Non-violation of other agreements	40
	15.8	Existing Security Interest	40
	15.9	Accounts	40
	15.10	Information	41
	15.11	No material adverse change	41
	15.12	Litigation	41
	15.13	Winding-up	41
	15.14	Reorganisations	41
	15.15	Material Subsidiaries	42
	15.16	Jurisdiction/governing law	42
	15.17	Works council	42
	15.18	No default	42
	15.19	Anti-corruption law and sanctions	42
	15.20	Federal Reserve Board	43
	15.21	Repetition	43
16.	Information Covenants		43
	16.1	Preparation of Accounts	43

EXECUTION VERSION

	16.2	Audited annual accounts	43
	16.3	Quarterly information	44
	16.4	Information to Shareholders or Creditors	44
	16.5	Notification of Default	44
	16.6	Material Subsidiaries	44
	16.7	Material litigation	45
	16.8	Other information	45
	16.9	Know Your Customer checks	45
	16.10	Use of websites	45
17.	General Covenants		46
	17.1	Authorisations and compliance with laws	46
	17.2	Licences and permits	46
	17.3	Ranking of obligations	46
	17.4	Negative Pledge	47
	17.5	Subsidiary Financial Indebtedness	48
	17.6	Disposals	49
	17.7	Change of business	49
	17.8	Guarantees	49
	17.9	Environmental matters	50
	17.10	Insurance	50
	17.11	Anti-corruption law and Sanctions	50
18.	Events of Default		51
	18.1	Events of Default	51
	18.2	Non-Payment	51
	18.3	Breach of Representation or Warranty	51
	18.4	Breach of Undertaking	52
	18.5	Breach of other obligation	52
	18.6	Cross acceleration	52
	18.7	Insolvency	52
	18.8	Insolvency proceedings	53
	18.9	Miscellaneous Events	54
	18.10	Repudiation	55
	18.11	Acceleration	55
	18.12	Consultation	56
19.	The Facility Agent and Reference Banks		56
	19.1	Appointment and duties of the Facility Agent	56
	19.2	No fiduciary duties	56
	19.3	Individual position of the Facility Agent	57
	19.4	Reliance	57
	19.5	Majority Lenders’ instructions	57
	19.6	Responsibility	58
	19.7	Exclusion of liability	58
	19.8	Default	59
	19.9	Information	59
	19.10	Indemnities	60
	19.11	Compliance	61

EXECUTION VERSION

	19.12	Resignation of the Facility Agent	61
	19.13	Relationship with Lenders	62
	19.14	Notice period	63
	19.15	Role of Reference Banks	63
	19.16	Third party Reference Banks	63
20.	Finance Party Default		64
	20.1	General	64
	20.2	No Upfront Fee or Ticking Fee	66
	20.3	Right of cancellation in relation to a Defaulting Lender	66
	20.4	Increase	67
	20.5	Replacement of a Defaulting Lender	69
	20.6	Disenfranchisement of Defaulting Lenders	70
	20.7	Impaired Agent	70
	20.8	Replacement of Impaired Agent	71
	20.9	Other agency matters	71
	20.10	Communication when Facility Agent is Impaired Agent	72
21.	Evidence and Calculations		72
	21.1	Accounts	72
	21.2	Certificates and determinations	72
	21.3	Calculations	72
22.	Fees		72
	22.1	Upfront fee	72
	22.2	Ticking fee	73
	22.3	Facility Agent’s fee	73
	22.4	No deal, no fee	73
23.	Indemnities and Break Costs		73
	23.1	Currency indemnity	73
	23.2	Other indemnities	74
	23.3	Break Costs	75
24.	Expenses		76
	24.1	Initial costs	76
	24.2	Subsequent costs	76
	24.3	Enforcement costs	76
25.	Amendments and Waivers		76
	25.1	Procedure	76
	25.2	Exceptions	76
	25.3	Waivers and remedies cumulative	77
	25.4	Excluded Commitments	78
26.	Changes to the Parties		78
	26.1	Assignments and transfers by the Borrower	78
	26.2	Assignments and transfers by Lenders	78
	26.3	Procedure for transfer by way of novation	79
	26.4	Security over Lenders’ rights	80
	26.5	Limitation of responsibility of Existing Lender	80
	26.6	Costs resulting from change of Lender or Facility Office	81
27.	Disclosure of Information		82

EXECUTION VERSION

28.	Confidentiality of funding rates and reference bank quotations		86
	28.1	Confidentiality and disclosure	86
	28.2	Related obligations	87
29.	Pro Rata Sharing		88
	29.1	Redistribution	88
	29.2	Effect of redistribution	88
	29.3	Exceptions	89
30.	Severability		89
31.	Counterparts		90
32.	Notices		90
	32.1	In writing	90
	32.2	Contact details	90
	32.3	Effectiveness	91
33.	Language		92
34.	Governing Law		92
35.	Enforcement		92
	35.1	Jurisdiction	92
	35.2	Service of process	93
	35.3	Waiver of immunity	93
	35.4	Waiver of trial by jury	93
36.	RESTRICTED LENDER		93
SCHEDULE 1 Original Parties			95
SCHEDULE 2 Conditions Precedent			96
SCHEDULE 3 Form of Request			98
SCHEDULE 4 Form of Selection Notice			99
SCHEDULE 5 Form of Transfer Certificate			100
SCHEDULE 6 Material Subsidiaries			103
SCHEDULE 7 Form of Increase Confirmation			104
Signatories			106

EXECUTION VERSION

THIS AGREEMENT is dated 26 January 2015 and made

BETWEEN:

(1)	KONINKLIJKE PHILIPS N.V. (registered at the Chamber of Commerce in Eindhoven, The Netherlands with number 17001910) (the Borrower);

(2)	THE FINANCIAL INSTITUTIONS listed in the Schedule 1 (Original Parties) as original lenders (the Original Lenders); and

(3)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. ACTING THROUGH ITS LONDON BRANCH as facility agent of the other Finance Parties (in this capacity the Facility Agent).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Acceptable Bank means a bank or financial institution which has a rating for its long-term unsecured and non-credit enhanced debt obligations of A or higher by S&P or Fitch or A2 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency.

Acquisition means the acquisition of the Target by Clearwater Merger Sub, Inc. pursuant to the Acquisition Agreement.

Acquisition Agreement means the agreement and plan of merger dated 16 December 2014 between the Target, Philips Holding USA and Clearwater Merger Sub, Inc.

Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company, including, for the avoidance of doubt, in the case of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., any related bank (aangesloten bank) or member (lid). Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc, the term Affiliate shall not include:

a)	the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof); or

b)	any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited),

and which are not part of The Royal Bank of Scotland Group plc and its Subsidiaries.

EXECUTION VERSION

Agency Fee Letter means the letter entered into by reference to this Agreement between the Facility Agent and the Borrower setting out the amount of certain fees referred to in connection with this Agreement.

Applicable Margin means:

(a)	from the date of this Agreement until (and including) the date falling six (6) calendar months after the date of this Agreement: 0.20%; and

(b)	from (but excluding) the date falling six (6) calendar months after the date of this Agreement: 0.30%.

Auditors means KPMG Accountants N.V. or such other firm of chartered accountants of international repute as may be selected by the Borrower.

Availability Period means the period from and including the date of this Agreement to and including June 23, 2015.

Bank Levy means any bank levy imposed by any jurisdiction (whether by reference to assets or liabilities or both), including, but not limited to, the Dutch bankenbelasting as set out in the bank levy act (Wet bankenbelasting), the United Kingdom bank levy as set out in Schedule 19 to the Finance Act 2011, the French taxe bancaire de risque systémique levied pursuant to article 235 ter ZE of the French Tax Code, the German bank levy as set out in the German Restructuring Fund Act 2010 (as amended), or any Tax in any jurisdiction levied on a similar basis or for a similar purpose or any financial activities Tax (or other Tax) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011, in effect at the date of this Agreement.

Basel III means:

(a)

the agreement on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)

the rules of global systemically important banks contained in “Global systemically important banks; assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

EXECUTION VERSION

Break Costs means the amount (if any) which a Lender is entitled to receive under Clause 23.3 (Break Costs) as compensation if any part of a Loan or overdue amount is prepaid.

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London, Amsterdam and New York.

Code means the U.S. Internal Revenue Code of 1986.

Commitment means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Commitment’ in Schedule 1 (Original Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 20.4 (Increase); and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 20.4 (Increase),

to the extent not cancelled, reduced or transferred under this Agreement.

Confidential Information means all information relating to the Borrower, the Group, the Acquisition, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 27 (Disclosure of Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or

EXECUTION VERSION

is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Facility Agent.

CRD IV means:

(a)	Regulation (EU) No.575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(b)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

Default means:

(a)	an Event of Default; or

(b)	an event which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

Designated Website means the secured website designated by the Borrower and the Facility Agent for the purpose of delivering any information under this Agreement to a Lender.

Disruption Event means:

(a)

a material disruption to the payment or communications systems or to the financial markets which are required to operate in order for payments to be made (or other transactions to be carried out) in connection with the transactions contemplated by the Finance Documents, which is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing it, or any other Party from:

(i)	performing its payment obligations under the Finance Documents; or

(ii)	communicating with other Parties under the Finance Documents,

EXECUTION VERSION

and which is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Dutch Civil Code means the Burgerlijk Wetboek.

euro means the single currency of the Participating Member States.

Event of Default means an event specified as such in this Agreement.

Facility means the term loan credit facility made available under this Agreement.

Facility Office means the office(s) notified by a Lender to the Facility Agent:

(a)	on or before the date it becomes a Lender; or

(b)	by not less than five Business Days’ notice,

as the office(s) through which it will perform its obligations under this Agreement.

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the U.S.), 1 July 2014;

(b)

in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the U.S.), 1 January 2017; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

EXECUTION VERSION

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

Federal Reserve Board means the Board of Governors of the Federal Reserve System of the United States (or any successor thereto).

Finance Document means:

(a)	this Agreement;

(b)	the Agency Fee Letter;

(c)	a Selection Notice; or

(d)	any other document designated as such by the Facility Agent and the Borrower.

 Finance Party means a Lender or the Facility Agent.

 Financial Indebtedness means any indebtedness (without double counting) for or in respect of:

(a)	moneys borrowed;

(b)	any acceptance credit;

(c)

any bill of exchange or promissory note (but excluding any bill or note drawn, accepted, endorsed or issued by any member of the Group in the ordinary course of trading) and any other bond, note, debenture, loan stock or other similar instrument;

(d)	to the extent paid up or credited as paid up, any redeemable preference share which has a scheduled maturity, or is redeemable on or prior to the Maturity Date;

(e)	any finance or capital lease;

(f)	receivables sold or discounted (to the extent that there is recourse to any member of the Group);

(g)

the deferred purchase price of assets or services and any forward sale or purchase agreement (other than assets or services obtained on commercial terms in the ordinary course of trading or shares obtained or sold in connection with the Borrower’s employee stock option plan);

EXECUTION VERSION

(h)

(for the purposes of Clause 17.4 (Negative Pledge) and Clause 18.6 (Cross acceleration) only) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then marked to market value of the derivative transaction will be used to calculate its amount);

(i)	any other transaction which has the commercial effect of a borrowing (excluding, for the avoidance of doubt, any indebtedness expressly excluded above);

(j)

any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution (other than any letter of credit or similar instrument (but excluding any standby letter of credit) issued at the request of a member of the Group in the ordinary course of trade and also excluding, for the avoidance of doubt, any indebtedness expressly excluded above); or

(k)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (j) above.

Fitch means Fitch Ratings Limited or any successor to its ratings business.

Funding Rate means any individual rate notified by a Lender to the Facility Agent pursuant to paragraph (c)(ii) of Clause 10.2 (Market Disruption).

GAAP means generally accepted accounting principles applicable to the Borrower including IFRS.

Group means the Borrower and its Subsidiaries.

Guarantee means indebtedness of the type set out in paragraph (k) of the definition of Financial Indebtedness above.

Holding Company of any other person, means a company in respect of which that other person is a Subsidiary.

IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

Increased Cost means:

(a)	an additional or increased cost;

(b)	a reduction in the rate of return under a Finance Document or on a Finance Party’s (or its Affiliate’s) overall capital; or

(c)	a reduction of an amount due and payable under any Finance Document,

EXECUTION VERSION

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

Information means:

(a)	the audited annual financial statements of the Borrower for the period ending 31 December 2013;

(b)	each of the quarterly financial statements of the Borrower during the first three quarters of 2014 and the semi-annual financial statements of the Borrower during 2014;

(c)	any official press release made by the Borrower and published on its website up until the date of this Agreement; and

(d)

any other information contained in the “Financial Results” page of the “Investor Relations” section of the Borrower’s website (www.philips.com/ about/investor/financialresults/) from 1 January 2013 up until the date of this Agreement.

Interest Period means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to any overdue amount, each period determined in accordance with Clause 8.3 (Interest on overdue amounts).

Interpolated Screen Rate means, in relation to LIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of 11:00 am on the Quotation Day for the currency of that Loan.

Lender means:

(a)	an Original Lender, also called Existing Lender hereafter; or

(b)

a New Lender, meaning any bank, financial institution, collective investment institution or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, and which becomes a Lender after the date of and in accordance with this Agreement.

EXECUTION VERSION

LIBOR means, in relation to any Loan or overdue amount:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for the currency of that Loan; or

(ii)	no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, 11:00 am on the Quotation Day for the currency of that Loan or overdue amount and for a period equal in length to the Interest Period of that Loan and, in the case of paragraphs (a), (b) and (c), if that rate is less than zero, LIBOR shall be deemed to be zero.

LMA means the Loan Market Association.

Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

Majority Lenders means, subject to Clause 20.6 (Disenfranchisement of Defaulting Lenders) at any time, Lenders:

(a)	whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66 2⁄3% or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

(b)	if there is no Loan then outstanding, whose Commitments then aggregate 66 2⁄3% or more of the Total Commitments; or

(c)	if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2⁄3% or more of the Total Commitments immediately before the reduction.

Margin Stock means “margin stock” as defined in Regulation U.

Material Adverse Effect means a material adverse effect on the ability of the Borrower to perform or comply with its payment obligations under any Finance Document.

Material Subsidiary means, at any time, a Subsidiary of the Borrower whose total assets represent at least 5% of the consolidated total assets of the Group or whose total net sales represent at least 7.5% of the consolidated net sales of the Group and in

EXECUTION VERSION

relation to which the Borrower has, directly or indirectly, the power to direct its management and policies whether through the ownership of voting capital, by contract or otherwise. For this purpose:

(a)

in the case of a Subsidiary which itself has Subsidiaries, the calculation shall be made by comparing the consolidated total assets or, as the case may be, total net sales of it and its Subsidiaries to those of the Group;

(b)	assets or sales which arise from transactions between members of the Group and which would be eliminated in the consolidated financial statements of the Group shall be excluded;

(c)	the total assets or total net sales of a Subsidiary shall be calculated by reference to:

(i)

the accounts of that Subsidiary (or, as the case may be, a consolidation of the accounts of it and its Subsidiaries) used for the purpose of the latest audited consolidated financial statements of the Group; or

(ii)

if the company became a Subsidiary after the end of the financial period to which the latest audited consolidated financial statements of the Group relate, the then latest audited accounts of it and its Subsidiaries;

(d)

the consolidated total assets or consolidated net sales of the Group shall be calculated by reference to the latest audited consolidated financial statements of the Group, adjusted as appropriate to reflect the total assets or total net sales of any company which has become or ceased to be a Subsidiary after the end of the financial period to which those accounts relate; and

(e)

where a Material Subsidiary transfers all or substantially all of its assets to the Borrower or another Subsidiary, the transferor (if it is not the Holding Company of the transferee) shall cease to be a Material Subsidiary and (if the transferee is a Subsidiary but not a Material Subsidiary) the transferee shall become a Material Subsidiary.

Except as provided in (e) above, once a company has become a Material Subsidiary, it shall remain one until it ceases (based on the latest audited consolidated financial statements of the Group) to fulfil the requirements of this definition or, in the case of a company referred to in (c)(ii) above, the Auditors deliver to the Facility Agent a certificate to the effect that such company does not fulfil the requirements of this definition (based on the then latest audited accounts of it and its Subsidiaries adjusted as appropriate by the Auditors so as to reflect GAAP, and on the latest audited consolidated financial statements of the Group adjusted accordingly). If there is a dispute as to whether a Subsidiary is a Material Subsidiary, a certificate of the Auditors will be conclusive.

Maturity Date means the date falling one (1) year after the date of this Agreement.

EXECUTION VERSION

Moody’s means Moody’s Investors Service Limited or any successor to its ratings business.

Original Financial Statements means the audited consolidated financial statements of the Borrower for the year ended 31 December 2013.

Participating Member State means a member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

Party means a party to this Agreement.

Pro Rata Share means:

(a)	for the purpose of determining a Lender’s share in a utilisation of the Facility, the proportion which its Commitment under the Facility bears to all the Commitments under the Facility; and

(b)	for any other purpose on a particular date:

(i)	the proportion which a Lender’s share of the Loans (if any) bears to all the Loans;

(ii)	if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date; or

(iii)	if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled.

Quotation Day means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period.

Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:

(a)

(other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market, in U.S. Dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(b)

if different, as the rate (if any and applied to the relevant Reference Bank and for U.S. dollars and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

Reference Bank Quotation means any quotation supplied to the Facility Agent by a Reference Bank.

EXECUTION VERSION

Reference Banks means the principal London offices of any bank or financial institution appointed as such by the Facility Agent (after consultation with the Borrower) with the consent of the relevant bank or financial institution.

Regulation U means Regulation U of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations made in respect of it.

Repeating Representations means each of the representations and warranties set out in Clause 15.2 (Status); Clause 15.3 (Powers); Clause 15.4 (Authorisations); Clause 15.5 (Non-violation of laws etc.); Clause 15.6 (Obligations binding); Clause 15.7 (Non-violation of other agreements); Clause 15.12 (Litigation); Clause 15.16 (Jurisdiction/governing law); Clause 15.18 (No default) and Clause 15.19 (Anti-corruption law and sanctions).

Representative means any delegate, agent, manager, administrator, attorney, trustee or custodian.

Request means a request for a Loan, substantially in the form of Schedule 3 (Form of Request).

Restricted Party means a person that is:

(a)	listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List;

(b)

located in, incorporated under the laws of, or owned or controlled directly or indirectly by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or

(c)	otherwise the subject of sanctions administered by any Sanctions Authority.

S&P means Standard & Poor’s Rating Service, a division of The McGraw Hill Companies, Inc. or any successor to its ratings business.

Sanctions means the economic or financial sanctions laws, embargoes or similar restrictive measures administered, enacted or enforced by (a) the government of the United States of America, (b) the European Union, (c) the United Kingdom, (d) the government of Japan, (e) the government of The Netherlands, (f) the United Nations Security Council, or (g) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States Department of State and Her Majesty’s Treasury (HMT) ((a) to (g) together, the Sanction Authorities).

Sanctions List means the “Specially Designated Nationals and Blocked Persons” list, the SSI list and the list of Foreign Sanctions Evaders, each maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Bank List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

EXECUTION VERSION

Screen Rate in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

Security Interest means:

(a)	any mortgage, pledge, lien, charge, assignment by way of security, hypothecation or security interest or any other agreement or arrangement having a similar effect; or

(b)	any title retention arrangement, sale-and-leaseback or sale-and-repurchase arrangement or agreement.

Selection Notice means a notice substantially in the form set out in Schedule 4 (Form of Selection Notice) given in accordance with Clause 9 (Interest Periods).

Stockholders’ Equity at any time means the aggregate (expressed in euros) at such time of:

(a)	Group equity minus

(b)	third party minority interests,

all as shown in or determined from the latest audited consolidated financial statements of the Group.

Subsidiary means a consolidated entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting rights or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

Target means Volcano Corporation.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction.

EXECUTION VERSION

Tax Payment means a payment made by the Borrower to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by the Borrower in respect of Tax under any Finance Document.

Ticking Fee has the meaning given to it in Clause 22.2 (Ticking fee).

Total Commitments means the aggregate of the Commitments of all the Lenders, being the total amount specified as such in Schedule 1 (Original Parties) at the date of this Agreement.

Transfer Certificate means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate) with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Borrower.

U.K. means the United Kingdom.

Upfront Fee has the meaning given to it in Clause 22.1 (Upfront fee).

U.S. means the United States of America.

U.S.$ or U.S. Dollars means the lawful currency for the time being of the United States of America.

Utilisation Date means the date on which the Facility is utilised.

1.2	Construction

(a)	In this Agreement, unless the contrary intention appears, a reference to:

(i)

an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and amended will be construed accordingly;

(ii)	assets includes present and future properties, revenues and rights of every description;

(iii)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(iv)	disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(v)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

EXECUTION VERSION

(vi)

know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(vii)

a person includes any individual, firm, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(viii)

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other like authority or organisation;

(ix)	a currency is a reference to the lawful currency for the time being of the relevant country;

(x)	a Default being outstanding means that it has not been remedied or waived;

(xi)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(xii)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(xiii)	a person includes its successors in title, permitted assigns and permitted transferees;

(xiv)

a Finance Document or another document is a reference to that Finance Document or other document as amended, novated, supplemented, extended or restated, including any change to the purpose of, any extension for, or any increase in the amount of a facility or any additional facility; and

(xv)	a time of day is a reference to London time.

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)

Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

EXECUTION VERSION

(ii)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)

notwithstanding subparagraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

The above rules will only apply to the last month of any period.

(d)

Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability) or termination of that Finance Document.

(e)	Unless the contrary intention appears:

(i)	a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)	a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iii)

any obligation of the Borrower under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of the Borrower is or may be outstanding under the Finance Documents.

(f)	The headings in this Agreement do not affect its interpretation.

(g)

When applying baskets and thresholds to representations, covenants and Events of Default, no Default, breach or misrepresentation shall occur solely as a result of a subsequent change in exchange rates after the date of incurrence of any Financial Indebtedness, Security Interest or other action in any currency other than euros.

1.3	Dutch terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(a)

a security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

EXECUTION VERSION

(b)	a winding-up, administration or dissolution (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(c)	a moratorium includes surséance van betaling and a moratorium is declared or occurs includes surseance verleend;

(d)	any step or procedure taken in connection with insolvency proceedings includes a Dutch entity:

(i)	seeking the appointment of a silent administrator (beoogd curator); or

(ii)

having filed a notice under Article 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);

(e)	a trustee in bankruptcy includes a curator;

(f)	an administrator includes a bewindvoerder;

(g)	an attachment includes a beslag; and

(h)	a merger includes a juridische fusie.

2.	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a U.S.$ term loan facility in an aggregate amount equal to the Total Commitments.

2.2	Nature of a Finance Party’s rights and obligations

Unless otherwise agreed by all the Finance Parties:

(a)	the obligations of a Finance Party under the Finance Documents are several;

(b)	failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

(c)	no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

EXECUTION VERSION

(d)	the rights of a Finance Party under the Finance Documents are separate and independent rights;

(e)	a debt arising under the Finance Documents to a Finance Party is a separate and independent debt; and

(f)	a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3.	PURPOSE

3.1	Loans

The Borrower must apply the proceeds from the Loans to fund the Acquisition (including the refinancing of all outstanding indebtedness and hedging obligations of the Target) and to pay the fees, costs and expenses incurred in connection therewith or in connection with this Facility.

3.2	No obligation to monitor

No Finance Party is bound to monitor or verify the utilisation of a Facility.

4.	CONDITIONS PRECEDENT

4.1	Initial Conditions Precedent

(a)

The Borrower must ensure that the Facility Agent has received all of the documents and other evidence set out in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent, acting reasonably, on or before the date of this Agreement.

(b)	The Facility Agent must give a notification to the Borrower and the Lenders promptly upon being so satisfied.

(c)	A Request may not be given by the Borrower until the Facility Agent gives this notification.

(d)

Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Conditions Precedent to Utilisation

(a)	Subject to Clause 4.1 (Initial Conditions Precedent), the Lenders will only be obliged to comply with Clause 5.3 (Advance of Loan) if:

(i)	on the date of the Request and on the proposed Utilisation Date:

(A)	no Major Default is continuing or would result from the proposed Utilisation; and

(B)	all the Major Representations are true in all material respects and will be true in all material respects immediately after the relevant Utilisation is made; and

EXECUTION VERSION

(ii)

on or before the proposed Utilisation Date, the Facility Agent has received a certificate signed by an authorized signatory of the Borrower confirming that the conditions set forth in section 7 of the Acquisition Agreement (other than (i) the acceptance for payment and payment for the shares of the Target in the Acquisition and (ii) those conditions that the Borrower reasonably expects (acting in good faith) will be satisfied or waived on the proposed Utilisation Date) have been satisfied or waived.

(b)

Until (and including) the Utilisation Date (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 5.3 (Advance of Loan) and subject as provided in Clause 7.1 (Mandatory prepayment – illegality) and Clause 7.2 (Mandatory prepayment – change in control)), none of the Finance Parties shall be entitled to:

(i)	cancel any of its Commitments to the extent to do so would prevent or limit the making of a Utilisation;

(ii)

rescind, terminate or cancel this Agreement or any part of the Facility or exercise any similar right or remedy or make or enforce any claim it may have under the Finance Documents to the extent to do so would prevent or limit the making of a Utilisation;

(iii)	refuse to participate in the making of a Utilisation;

(iv)	exercise any right of set-off or counterclaim or similar right or remedy in respect of a Utilisation to the extent to do so would prevent or limit the making of a Utilisation; or

(v)

cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document to the extent to do so would prevent or limit the making of a Utilisation, provided that immediately upon the expiry of the period from the date of this Agreement, up to and including the Utilisation Date, all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during such period from the date of this Agreement up to and including the Utilisation Date.

EXECUTION VERSION

(c)	For the purpose of this Clause:

Major Default means any circumstance constituting a Default in relation to the Borrower only under:

(i)	Clause 18.2 (Non-Payment);

(ii)	Clause 18.3 (Breach of Representation or Warranty) in respect of any Major Representation;

(iii)	Clause 18.5 (Breach of other obligation) in respect of any Major Undertaking;

(iv)	Clause 18.7 (Insolvency);

(v)	Clause 18.8 (Insolvency proceedings);

(vi)	Clause 18.9(a) (Creditors’ process);

(vii)	Clause 18.9(e) (Cessation of business); and

(viii)	Clause 18.10 (Repudiation).

Major Representation means any of the following representations in relation to the Borrower only:

(i)	Clause 15.2 (Status);

(ii)	Clause 15.3 (Powers); and

(iii)	Clause 15.4 (Authorisations);

(iv)	Clause 15.5 (Non-violation of laws etc.);

(v)	Clause 15.6 (Obligations binding);

(vi)	Clause 15.7 (Non-violation of other agreements); and

(vii)	Clause 15.19 (Anti-corruption law and sanctions).

Major Undertaking means any of the following undertakings in relation to the Borrower only:

(i)	Clause 17.4 (Negative Pledge);

(ii)	Clause 17.5 (Subsidiary Financial Indebtedness);

(iii)	Clause 17.6 (Disposals);

(iv)	Clause 17.7 (Change of business); and

(v)	Clause 17.11 (Anti-corruption law and Sanctions).

EXECUTION VERSION

5.	UTILISATION

5.1	Giving of Requests

(a)

The Borrower may utilise the Facility by giving to the Facility Agent a duly completed Request at least two Business Days before the last day of the Availability Period unless the Facility Agent otherwise agrees.

(b)

Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 9.00 a.m. two Business Days before the Utilisation Date for the proposed borrowing.

(c)	Each Request is irrevocable.

5.2	Completion of Requests

(a)	A Request for a Loan will not be regarded as having been duly completed unless:

(i)	the Utilisation Date is a Business Day falling within the Availability Period;

(ii)	the amount of the Loan requested is:

(A)	a minimum of US$5,000,000 and an integral multiple of US$1,000,000; or

(B)	such other amount as the Facility Agent may agree; and

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods) of this Agreement.

(b)	Up to three (3) Loans may be requested in a Request submitted in anticipation of Loans to be made on the Utilisation Date.

5.3	Advance of Loan

(a)	The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b)	The amount of each Lender’s share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)	No Lender is obliged to participate in a Loan if, as a result:

(i)	its share in the Loans would exceed its Commitment; or

(ii)	the Loans would exceed the Total Commitments.

(d)

If the conditions set out in this Agreement have been met, each Lender must make its share of the Loan available to the Facility Agent for the Borrower through its Facility Office on the Utilisation Date and the Facility Agent must make such funds available to the Borrower on the Utilisation Date.

EXECUTION VERSION

6.	REPAYMENT

6.1	General

(a)	The Borrower must repay the Loans made to it in full on the Maturity Date.

(b)	The Borrower may not re-borrow any part of the Facility which is repaid.

7.	PREPAYMENT AND CANCELLATION

7.1	Mandatory prepayment – illegality

(a)

A Lender must notify the Facility Agent promptly if it becomes aware that it is unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan. The Facility Agent shall, promptly on receipt of such notice, notify the Borrower.

(b)	After notification to the Borrower under paragraph (a) above:

(i)

to the extent that the Lender’s participation has not been transferred pursuant to paragraph (d) of Clause 7.6 (Involuntary replacement or prepayment and cancellation), the Borrower must repay or prepay the share of that Lender in each Loan made to it on the date specified in paragraph (c) below; and

(ii)	the Commitments of that Lender will be immediately cancelled.

(c)	The date for repayment or prepayment of a Lender’s share in each Loan will be:

(i)	the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Borrower in accordance with paragraph (a) above; or

(ii)	if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by the relevant law).

7.2	Mandatory prepayment – change in control

(a)	In this Clause:

(i)

control means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to direct the management and policies of an entity. All terms used in this definition are to be construed as a matter of Dutch law.

(ii)	acting in concert means acting together pursuant to an agreement or understanding whether formal or informal.

EXECUTION VERSION

(b)	If any person or group of persons (other than Stichting Preferente Aandelen Philips) acting in concert:

(i)	gains control of the Borrower; or

(ii)	hold(s) (directly or indirectly) more than 50% of the issued share capital of the Borrower,

then:

(A)	the Borrower shall promptly notify the Facility Agent upon becoming aware of that event; and

(B)

if the Majority Lenders so require, the Facility Agent shall, by not less than five Business Days’ notice to the Borrower, cancel the Total Commitments and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

7.3	Voluntary prepayment

(a)	The Borrower may, by giving not less than five Business Days’ prior notice to the Facility Agent, prepay any Loan at any time in whole or in part.

(b)	A prepayment of part of a Loan must be in a minimum amount of U.S.$1,000,000.

7.4	Automatic cancellation

The undrawn Commitments of each Lender will be automatically cancelled on the earlier of:

(a)	the Business Day after the Utilisation Date;

(b)	the close of business on the last day of the Availability Period; and

(c)	the termination of the Acquisition Agreement.

EXECUTION VERSION

7.5	Voluntary cancellation

(a)	The Borrower may, by giving not less than one Business Day’s prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b)	Partial cancellation of the Total Commitments must be in a minimum amount of U.S.$1,000,000.

(c)	Except as otherwise provided in this Agreement, any cancellation in part will be applied against the relevant Commitment of each Lender pro rata.

7.6	Involuntary replacement or prepayment and cancellation

(a)

If the Borrower is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost, the Borrower may, while the requirement for that increase or indemnification continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender or give the Facility Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	After notification under paragraph (a) above:

(i)	the Borrower must repay or prepay that Lender’s share in each Loan made to it on the date specified in paragraph (c) below; and

(ii)	the Commitments of that Lender will be immediately cancelled.

(c)	The date for repayment or prepayment of a Lender’s share in a Loan will be the last day of the Interest Period for that Loan or, if earlier, the date specified by the Borrower in its notification.

(d)	If:

(i)	any of the circumstances set out in paragraph (a) above apply to a Lender;

(ii)	the Borrower becomes obliged to pay any amount in accordance with Clause 7.1 (Mandatory prepayment – illegality) to any Lender; or

(iii)	a Lender becomes a Non-Consenting Lender (as defined in Subclause (g) below),

the Borrower may, on ten Business Days’ prior notice to the Facility Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 26 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, collective investment institution or other entity selected by the Borrower which confirms its

EXECUTION VERSION

willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 26 (Changes to the Parties) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Facility Agent;

(ii)	neither the Facility Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 60 days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)

the Lender shall only be obliged to transfer its rights and obligations pursuant to (d) above once it is satisfied that it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)

A Lender shall perform the checks described in paragraph (e)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Facility Agent and the Borrower when it is satisfied that it has complied with those checks.

(g)	In the event that:

(i)

the Company or the Facility Agent (at the request of the Company) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all of the Lenders; and

(iii)

Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments prior to such reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

EXECUTION VERSION

7.7	Miscellaneous provisions

(a)

A prepayment may be conditional upon the occurrence of any event specified by the Borrower in its notice of prepayment, provided that if such event has not taken place (and the Borrower has not so notified the Facility Agent) on or before a date falling 5 Business Days following the date on which such notice of prepayment is delivered (or such earlier date specified by the Borrower in the notice of prepayment), such condition shall be deemed to have been not satisfied and such notice of prepayment shall be deemed ineffective.

(b)	Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments.

(c)	All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(d)	The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(e)	The Borrower may not re-borrow any part of the Facility which is repaid or prepaid.

(f)	No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(g)	If the Facility Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(h)	Subject to Clause 20.4 (Increase), no amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

8.	INTEREST

8.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum equal to the sum of the Applicable Margin and LIBOR.

8.2	Payment of interest

Except where it is provided to the contrary in this Agreement, the Borrower must pay accrued interest on each Loan made to it on the last day of each Interest Period and also, if the Interest Period is longer than six months, on the dates falling at six-monthly intervals after the first day of that Interest Period.

EXECUTION VERSION

8.3	Interest on overdue amounts

(a)

If the Borrower fails to pay any amount payable by it under the Finance Documents (an overdue amount), it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)

Interest on an overdue amount is payable at a rate determined by the Facility Agent to be 1% per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably) determine the appropriate Quotation Day for that Interest Period and shall select successive Interest Periods of one month’s duration.

(c)	Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Interest Period, then:

(i)	the first Interest Period for that overdue amount will be the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest on the overdue amount for that first Interest Period will be 1% per annum above the rate then payable on that Loan.

After the expiry of the first Interest Period for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)	Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Interest Period but will remain immediately due and payable.

8.4	Notification of rates of interest

(a)	The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

(b)	The Facility Agent shall promptly notify the Borrower of each Funding Rate relating to a Loan.

9.	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)	The Borrower may select an Interest Period for a Loan in the Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

EXECUTION VERSION

(b)

Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrower not later than 11:00 am on the third Business Day preceding the end of the then current Interest Period.

(c)

If the Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above or if the Utilisation Request does not stipulate an Interest Period, the relevant Interest Period will be three months.

(d)

Subject to this Clause 9, the Borrower may select an Interest Period of one, two, three or six months or any other period agreed between the Borrower and the Facility Agent (acting on the instructions of all the Lenders). In addition the Borrower may select an Interest Period of a period of less than one month, if the Borrower has delivered a notice of prepayment of the Facility in full and the last day of such Interest Period corresponds to the prepayment date specified in such prepayment notice.

(e)	If an Interest Period would otherwise overrun the Maturity Date, it will be shortened so that it ends on the Maturity Date.

(f)	Each Interest Period shall start on the Utilisation Date or (if a Loan has already been made) on the last day of its preceding Interest Period.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3	Notification

The Facility Agent must notify the Borrower and the Lenders of the duration of each Interest Period promptly after ascertaining its duration.

10.	MARKET DISRUPTION

10.1	Failure of a Reference Bank to supply a rate

Subject to Clause 10.2 (Market Disruption), if LIBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon on a Quotation Day, the applicable LIBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

EXECUTION VERSION

10.2	Market Disruption

(a)	In this Clause, each of the following events is a market disruption event:

(i)	LIBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon on the Quotation Day; or

(ii)

the Facility Agent receives by close of business on the Quotation Day notification from Lenders whose shares in the relevant Loan exceed 30% of that Loan that the cost to them of obtaining matching deposits in the London interbank market is in excess of LIBOR for the relevant Interest Period.

(b)	The Facility Agent must promptly notify the Borrower and the Lenders of a market disruption event.

(c)	After notification under paragraph (b) above, the rate of interest on each Lender’s share in the affected Loan for the relevant Interest Period will be the aggregate of the applicable:

(i)	Applicable Margin; and

(ii)

the rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select.

10.3	Alternative basis of interest or funding

(a)

If a market disruption event occurs and the Facility Agent or the Borrower so requires, the Borrower and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

(b)	Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

11.	TAXES

11.1	Tax gross-up

(a)	The Borrower must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

If the Borrower or a Lender is aware that the Borrower must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

EXECUTION VERSION

(c)

If a Tax Deduction is required by law to be made by the Borrower or the Facility Agent, the amount of the payment due from the Borrower will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If the Borrower is required to make a Tax Deduction, it must make the minimum Tax Deduction and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(e)

Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Borrower must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

11.2	Tax indemnity

(a)

Except as provided below, the Borrower must indemnify a Finance Party against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)	Paragraph (a) above does not apply:

(i)	to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(A)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose; or

(ii)	to the extent a loss or liability:

(A)	relates to a FATCA Deduction required to be made by a Party; or

(B)	is attributable to any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy).

(c)	A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Borrower of the event which will give, or has given, rise to the claim.

EXECUTION VERSION

11.3	Tax Credit

(a)	If the Borrower makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

(i)	a Tax Credit is attributable to that Tax Payment; and

(ii)	it has used and retained that Tax Credit,

the Finance Party shall pay an amount to the Borrower which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been in if the Tax Payment had not been made by the Borrower.

(b)	In this Subclause Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

11.4	Stamp taxes

The Borrower must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into of a Transfer Certificate.

11.5	Value added taxes

(a)

All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount

EXECUTION VERSION

equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 11.5 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(e)

The obligation of any Party under paragraph (a) above will be reduced to the extent that the Finance Party determines (acting reasonably) that it is entitled to repayment or a credit in respect of the relevant Tax.

11.6	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA;

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

EXECUTION VERSION

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

11.7	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

12.	INCREASED COSTS

12.1	Increased Costs

Except as provided below in this Clause, the Borrower must, within three Business Days of demand by the Facility Agent, pay to the Facility Agent for the account of the relevant Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

(a)	the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation;

(b)	compliance with any law or regulation made after the date of this Agreement; or

(c)	the implementation or application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

EXECUTION VERSION

12.2	Exceptions

The Borrower need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Borrower;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)	compensated for under another Clause or would have been but for an exception to that Clause;

(d)	a tax on the overall net income of a Finance Party or any of its Affiliates;

(e)	attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation;

(f)

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates);

(g)	attributable to an amount for which a Finance Party or its Affiliates are liable in respect of a Bank Levy; or

(h)

in the case of Increased Costs arising as a consequence of the implementation or application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV, if it shall not at the time of the claim be the general policy or practice of such Lender to demand such compensation from similarly situated Borrowers or if such Increased Cost is incurred prior to the date which was 180 days before the date on which the Lender delivered a notice in respect of such claim to the Borrower in accordance with Clause 12.3 (Claims) below.

12.3	Claims

A Finance Party intending to make a claim for an Increased Cost must notify the Borrower promptly of the circumstances giving rise to, and the amount of, the claim and, where practicable, the Finance Party shall provide the Borrower with reasonable details of the calculation of the amount of the claim, provided that it does not extend to information and detail that a Finance Party is not legally allowed to disclose.

EXECUTION VERSION

13.	MITIGATION

13.1	Mitigation

(a)	Each Finance Party must, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)	any Tax Payment or Increased Cost being payable to that Finance Party; or

(ii)	that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)	The Borrower must indemnify each Finance Party for all direct costs and out-of-pocket expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(c)	A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it in any material respect.

13.2	Conduct of business by a Finance Party

No term of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

14.	PAYMENTS

14.1	Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank in London, as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

EXECUTION VERSION

14.2	Funds

Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

14.3	Distribution

(a)

Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank in London, as it may notify to the Facility Agent for this purpose by not less than five Business Days’ prior notice.

(b)	The Facility Agent may apply any amount received by it for the Borrower in or towards payment (as soon as practicable after receipt) of any amount due from the Borrower under the Finance Documents.

(c)

Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

14.4	Currency

(a)	Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b)	Interest is payable in U.S. Dollars.

(c)	A repayment or prepayment of any principal amount is payable in U.S. Dollars.

(d)	Amounts payable in respect of costs and expenses are payable in the currency in which they are incurred.

(e)	Each other amount payable under the Finance Documents is payable in U.S. Dollars.

EXECUTION VERSION

14.5	No set-off or counterclaim

All payments made by the Borrower and the Lenders under the Finance Documents must be made without set-off or counterclaim.

14.6	Business Days

(a)

If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b)	During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

14.7	Partial payments

(a)

If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Facility Agent must apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent must, if so directed by all the Lenders, vary the order set out in subparagraphs (a)(ii) to (iv) above.

(c)	This Subclause will override any appropriation made by the Borrower.

EXECUTION VERSION

14.8	Disruption to payment systems

(a)	If the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Borrower notifies the Facility Agent that a Disruption Event has occurred, the Facility Agent:

(i)

may, and must if requested by the Borrower, enter into discussions with the Borrower for a period of not more than five days with a view to agreeing any changes to the operation or administration of the Facility (changes) as may be necessary;

(ii)	may, but has no obligation to agree to any changes;

(iii)	may consult with the Finance Parties in relation to any changes but is not obliged so to do if, in its opinion, it is not practicable in the circumstances; and

(iv)	must notify the Finance Parties of any changes agreed under this Subclause.

(b)

Any agreement between the Facility Agent and the Borrower will be (whether or not it is finally determined that a Disruption Event has occurred) binding on the Parties notwithstanding the provisions of Clause 25 (Amendments and Waivers).

(c)

The Facility Agent accepts the discretions given to it by this Subclause only on the basis that it will not be liable (either in contract or tort) for any damages, costs or losses of any kind which any Party may incur or sustain as a result of the Facility Agent taking or not taking any action under this Subclause.

(d)

If the Facility Agent makes any payment to any person in respect of a liability incurred as a result of taking or not taking any action under this Subclause, each Lender must indemnify the Facility Agent for that Lender’s Pro Rata Share of such payment made or of any loss or liability incurred by the Facility Agent under this Subclause (unless the Facility Agent has been reimbursed by the Borrower under a Finance Document).

(e)	Paragraph (d) above applies notwithstanding:

(i)	any other term of any Finance Document (including any term in Clause 19 (The Facility Agent); and

(ii)

irrespective of whether the payment was made as a result of actual or alleged negligence or gross negligence or wilful misconduct of the Facility Agent but so that the Facility Agent has no indemnity for claims against it which arise as a result of fraud by the Facility Agent.

14.9	Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within five Business Days of demand by the relevant Finance Party.

EXECUTION VERSION

15.	REPRESENTATIONS

15.1	Representations

The representations set out in this Clause are made by the Borrower in respect of itself and (solely to the extent such representations apply to such persons) each of its Subsidiaries or Material Subsidiaries (as the case may be) to each Finance Party on the date of this Agreement.

15.2	Status

It is a limited liability company duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own its assets and to conduct the business which it conducts.

15.3	Powers

It has the corporate power to enter into, exercise its rights and perform or comply with its obligations under the Finance Documents to which it is a party.

15.4	Authorisations

All authorisations, action, conditions and things required by the laws of its jurisdiction of incorporation to be taken, fulfilled and done in order:

(a)	to enable it lawfully to enter into, exercise its rights and perform or comply with its obligations under, the Finance Documents;

(b)	to ensure that those obligations are valid and legally binding;

(c)	to ensure that those obligations rank and will at all times rank in accordance with Clause 17.3 (Ranking of obligations); and

(d)	to make the Finance Documents admissible in evidence in the courts of the country of its incorporation,

have been taken, fulfilled and done.

15.5	Non-violation of laws etc.

Its entry into, exercise of its rights and/or performance of or compliance with its obligations under the Finance Documents do not and will not violate, or exceed any power or restriction (whether in relation to borrowing, guaranteeing or otherwise) granted or imposed by:

(a)	any law to which it is subject; or

(b)	its constitutive documents.

EXECUTION VERSION

15.6	Obligations binding

Its obligations under the Finance Documents are valid, legally binding and enforceable.

15.7	Non-violation of other agreements

Its entry into, exercise of its rights and/or performance of, or compliance with its obligations under the Finance Documents do not and will not:

(a)

violate any agreement for Financial Indebtedness binding upon it or any of its Subsidiaries, to an extent or in a manner which has or is likely to have a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform or comply with its obligations under any such agreement; or

(b)	result in the existence of, or oblige any of them to create, any Security Interest over its or any of its Subsidiaries’ assets except as permitted by Clause 17.4 (Negative Pledge).

15.8	Existing Security Interest

No Security Interest in respect of Financial Indebtedness exists on or over the assets of the Borrower or any Subsidiary except as permitted by Clause 17.4 (Negative Pledge).

15.9	Accounts

Its audited financial statements (and, where applicable, consolidated financial statements) most recently delivered to the Facility Agent (with copies of the related auditors’ reports, where applicable) (which, at the date of this Agreement, are the Original Financial Statements):

(a)

include such financial statements as are required by the laws of its jurisdiction of incorporation and, save as stated in the notes thereto or in the auditors’ reports, were prepared and audited in accordance with GAAP and in accordance with the laws of its jurisdiction of incorporation and its constitutive documents;

(b)

together with those notes, present fairly in accordance with GAAP its financial condition and operations (or, in the case of consolidated financial statements, the consolidated financial condition and operations of the Borrower and its consolidated Subsidiaries) as at that date and for the financial year then ended; and

(c)

together with those notes and to the extent required by GAAP, disclose or reserve against all known liabilities (contingent or otherwise) of the relevant person(s) as at that date and all known unrealised or anticipated losses from any commitment entered into by the relevant person(s) and which existed on that date.

EXECUTION VERSION

15.10	Information

(a)	The factual information contained in the Information (taken together as a whole) is true and accurate in all material respects as at the date of this Agreement.

(b)

Each expression of opinion or intention contained in the Information was made after careful consideration and enquiry and is believed by the Borrower to be reasonable as at the date at which it is stated to be given.

(c)

To the best of the Borrower’s knowledge and belief (having made all due enquiry), the Information (taken together as a whole) does not omit, as of the date of this Agreement, any information which, if disclosed, would make the Information untrue or misleading in any material respect.

15.11	No material adverse change

As at the date of this Agreement, there has been no material adverse change in the consolidated financial condition or operations of the Group as a whole since 31 December 2013, which is likely to have a Material Adverse Effect.

15.12	Litigation

So far as the Borrower is aware, no litigation, investigation by a regulatory or governmental body, arbitration or administrative proceeding is current, pending or, in any letter or written notice to an officer of the Borrower having responsibility for the Facility, threatened against any member of the Group which is reasonably likely to be adversely determined and which, if so determined, is likely to have a Material Adverse Effect.

15.13	Winding-up

No meeting has been convened for the winding-up, administration, dissolution or liquidation of the Borrower, no such step is intended by the Borrower and, so far as the Borrower is aware, no petition, application or equivalent or analogous procedure under the law of the jurisdiction of its incorporation is outstanding for the winding-up, administration, dissolution or liquidation of the Borrower (save where such petition, application or equivalent or analogous procedure is frivolous or vexatious in nature).

15.14	Reorganisations

No step is intended or has been taken by the Borrower for the reorganisation, reconstruction, merger, amalgamation or consolidation (or any equivalent or analogous procedure) of the Borrower save where the Borrower will survive such procedure as a separate legal entity and such step or procedure will not have or be likely to have a Material Adverse Effect.

EXECUTION VERSION

15.15	Material Subsidiaries

The list of Material Subsidiaries (including the percentage ownership interest of the Borrower therein) in Schedule 6 is true, complete and up to date as of the date of this Agreement.

15.16	Jurisdiction/governing law

(a)	Its:

(i)	irrevocable submission under the Finance Documents to the jurisdiction of the courts of England;

(ii)	agreement that the Finance Documents are governed by English law; and

(iii)	agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation; and

(b)

Subject to any qualifications as to matters of law referred to in any legal opinion required under this Agreement, any judgment obtained in England will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

15.17	Works council

It does not have a works council (ondernemingsraad) which has jurisdiction over the transactions contemplated by the Finance Documents, and has no current intention to install such a works council.

15.18	No default

No Event of Default is continuing or is likely to result from the utilisation of the Facility.

15.19	Anti-corruption law and sanctions

Subject to Clause 36 (Restricted Lender):

(a)

the Borrower and its Subsidiaries, its and its Subsidiaries’ directors or officers, and, to the best of its knowledge, its and its Subsidiaries’ Affiliates, agents or other persons acting on its or its Subsidiaries’ behalf:

(i)	conducts its businesses in compliance with all applicable anti-corruption laws and anti-money laundering laws in all material respects; and

(ii)	is not the subject of any material investigation or claim relating to any actual or alleged violation of anti-corruption laws or anti-money laundering laws.

EXECUTION VERSION

(b)

none of the Borrower, its Subsidiaries, its or its Subsidiaries’ directors or officers, and, to the best of its knowledge, its or its Subsidiaries’ Affiliates, agents or other persons acting on its or its Subsidiaries’ behalf:

(i)	is a Restricted Party; or

(ii)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it for being in breach of Sanctions by any Sanctions Authority.

15.20	Federal Reserve Board

No part of the proceeds of any Utilisation will be used, whether director or indirectly, and whether immediately, incidentally or ultimately, for any purpose which violates the provisions of the regulations of the Federal Reserve Board; additionally, following the application of the proceeds of any Utilisation, not more than 25 per cent. (25%) of the value of the assets of the Borrower (on a consolidated basis) will be invested in Margin Stock.

15.21	Repetition

(a)	The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Request and the first day of each Interest Period.

(b)

Each representation and warranty in Clauses 15.4 (Authorisations), 15.5(a) (Non-violation of  laws etc.) and 15.6 (Obligations binding) shall (where applicable) be subject, as to matters of law only, to the qualifications in the legal opinion delivered by the legal counsel of the Borrower.

16.	INFORMATION COVENANTS

The Borrower undertakes that, so long as any sum remains to be lent to or remains payable by it under this Agreement:

16.1	Preparation of Accounts

It will ensure that the audited financial statements to be delivered by it under Clause 16.2 (Audited  annual accounts) of this Agreement are prepared in the manner set out in Clauses 15.9(a) to (c) (Accounts).

16.2	Audited annual accounts

As soon as available and in any event within 120 days after the end of each of its financial years (beginning with the current one), it will deliver to the Facility Agent enough copies for the Lenders of its annual report and audited consolidated financial statements as at the end of and for that financial year, together with copies of the related auditors’ reports.

EXECUTION VERSION

16.3	Quarterly information

(a)

As soon as available and in any event within 90 days after the end of the first three, six and nine months of each of its financial years (beginning with the current one), the Borrower will deliver to the Facility Agent enough copies for the Lenders of its unaudited consolidated financial statements as at the end of and for that three, six or nine month period (such financial statements comprising a cash flow statement and:

(i)	in respect of the 3 and 9 month periods, an income statement; and

(ii)	in the case of the six month period, an income statement and balance sheet).

(b)

The quarterly financial statements delivered by the Borrower pursuant to this Clause 16.3 shall be prepared in accordance with GAAP, and shall present fairly in all material respects the financial condition and operations of the Borrower (or, in the case of consolidated financial statements, the consolidated financial condition and operations of the Borrower and its consolidated Subsidiaries) as at the end of the financial quarter to which they relate.

16.4	Information to Shareholders or Creditors

At the same time as sent to all the relevant holders of its common stock or generally circulated to its creditors, the Borrower will deliver to the Facility Agent enough copies for the Lenders of any circular, document or other written information generally circulated to its creditors or which the Borrower is required by the Securities and Exchange Commission to send to relevant holders of its common stock as such unless, in accordance with any other provision of this Agreement, the Borrower has previously delivered the relevant circular, document or written information in a sufficient number of copies to the Facility Agent.

16.5	Notification of Default

It will notify the Facility Agent of the occurrence of any Default (and of any action taken or proposed to be taken to remedy it) promptly after becoming aware of it.

16.6	Material Subsidiaries

With each set of its financial statements delivered by it under Clause 16.2 (Audited annual accounts) and its half-yearly statements delivered by it under Clause 16.3 (Quarterly information) the Borrower will deliver to the Facility Agent a certificate:

(a)	listing the Material Subsidiaries as at the end of the relevant financial year or, as the case may be, as of the end of the relevant half-year; and

(b)	setting out in reasonable detail and in a form reasonably satisfactory to the Facility Agent the computations necessary to justify the inclusions in, and exclusions from, that list.

EXECUTION VERSION

16.7	Material litigation

It will notify the Facility Agent of any litigation proceedings current, or to its knowledge, pending or threatened in writing which are reasonably likely to be adversely determined and, if so determined, are reasonably likely to have a Material Adverse Effect.

16.8	Other information

It will promptly deliver to the Facility Agent for distribution to the Lenders such other information relating to the financial condition or business of it or any of its Subsidiaries as the Facility Agent (or any Lender through the Facility Agent) may from time to time reasonably request (such information being, in the opinion of the Facility Agent (acting reasonably), relevant to the interests or rights of any Finance Party under the Facility or any Finance Document or to the ability of the Borrower to comply with its obligations under the Finance Documents), unless the Borrower certifies that it regards such information as being confidential.

16.9	Know Your Customer checks

The Borrower must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, or, for the Facility Agent, on behalf of any Finance Party or any prospective New Lender) to enable any Finance Party or prospective New Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

16.10	Use of websites

(a)

Except as provided below, the Borrower may deliver any information under this Agreement to a Lender by posting it on to the Designated Website provided the information posted is in a format agreed between the Borrower and the Facility Agent. Subject to Subclauses (b) and (d) below, delivery of such information to the Facility Agent to be uploaded to the Designated Website shall satisfy the delivery requirements of the information covenants detailed in this Clause 16 (Information Covenants).

The Facility Agent must supply each Lender with the address of and password for the Designated Website.

(b)	Notwithstanding the above, the Borrower must supply to the Facility Agent in paper form a copy of any information posted on the website:

(i)	if so requested by the Facility Agent; or

EXECUTION VERSION

(ii)	if so required by any regulation,

within ten Business Days of receipt of the request from the Facility Agent together with sufficient copies for any Lender not agreeing to receive information via the Designated Website.

(c)

The Borrower must promptly upon becoming aware of its occurrence notify the Facility Agent if, and (as the case may be) the Facility Agent must promptly upon becoming aware of its occurrence, notify the Borrower and the Lenders if:

(i)	the Designated Website cannot be accessed;

(ii)	the Designated Website or any information on the Designated Website is infected by any electronic virus or similar software;

(iii)	the password for the Designated Website is changed; or

(iv)	any information to be supplied under this Agreement is posted on the Designated Website or amended after being posted.

(d)

If the circumstances in subparagraphs (c)(i) or (ii) above occur, the Borrower must, at the request of the Facility Agent, supply any information required under this Agreement in a form required by the Facility Agent, acting reasonably.

17.	GENERAL COVENANTS

The Borrower agrees to be bound by the covenants set out in this Clause relating to it for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. Where the covenant is expressed to apply to a Material Subsidiary or each member of the Group, the Borrower must ensure that each of its Material Subsidiaries or each of its Subsidiaries, as applicable, performs that covenant.

17.1	Authorisations and compliance with laws

Each member of the Group must comply in all respects with all laws to which it is subject in relation to the Acquisition and otherwise, where failure to do so is likely to have a Material Adverse Effect.

17.2	Licences and permits

Each member of the Group must maintain all necessary licences, permits, trade names, patents and other intellectual property where failure to do so is likely to have a Material Adverse Effect.

17.3	Ranking of obligations

Subject to the qualifications (if any) as to matters of law only in the opinions delivered by legal counsel as a condition precedent to utilisation under this Agreement,

EXECUTION VERSION

the Borrower’s payment obligations under this Agreement rank and will at all times rank at least equally and rateably in all respects with all its other unsecured and unsubordinated Financial Indebtedness except for such Financial Indebtedness preferred only by mandatory provisions of law.

17.4	Negative Pledge

No member of the Group will create or allow there to subsist any Security Interest on or over its assets as security for Financial Indebtedness, except for:

(a)	any Security Interest arising in the ordinary course of its trading in respect of Financial Indebtedness which either:

(i)	is not due;

(ii)	has been overdue for less than 30 days; or

(iii)	is being contested in good faith and by appropriate means diligently conducted;

(b)

any Security Interest existing on or over assets acquired by the relevant member of the Group not created in contemplation of or in connection with the acquisition of those assets by the relevant member of the Group (but, except with the prior consent of the Majority Lenders, the principal, capital or nominal amount secured by any such Security Interest may not be increased beyond the maximum such amount which may be secured by the relevant Security Interest when it is acquired) or any Security Interest which replaces a Security Interest permitted under this paragraph (b) and secures a principal, capital or nominal amount not exceeding the maximum principal, capital or nominal amount which may be secured by the Security Interest being replaced and is secured on the same assets or on assets of a similar value to those secured under the Security Interest being replaced, provided that in all such cases such Security Interest or replacement Security Interest is discharged within 12 months of the acquisition of the relevant asset(s);

(c)

any rights of set-off arising by operation of law only or in the ordinary course of banking other than rights of set-off arising pursuant to an agreement relating to Financial Indebtedness having an initial maturity of more than one year entered into after the date of this Agreement;

(d)

to the extent that any discounting, factoring or other disposal of any book debts or receivables of itself constitutes a Security Interest over such book debts or receivables, that Security Interest over such book debts or receivables;

EXECUTION VERSION

(e)	any Security Interest granted by any Subsidiary of the Borrower:

(i)	in favour of the Borrower or any wholly-owned Subsidiary of the Borrower provided that the benefit thereof is and always remains owned by the Borrower or that wholly-owned Subsidiary;

(ii)	in favour of a wholly-owned Subsidiary of that Subsidiary provided that the benefit thereof is and always remains owned by that wholly-owned Subsidiary; or

(iii)	in favour of a Subsidiary of which it is a wholly-owned Subsidiary provided that the benefit thereof is and always remains owned by that Subsidiary;

(f)	any other Security Interest created or outstanding with the prior consent of the Majority Lenders; or

(g)

any Security Interest (other than a Security Interest referred to in paragraphs (a) to (f) above) securing Financial Indebtedness, the aggregate principal, capital or nominal amount of which, when aggregated with the principal, capital or nominal amount of Financial Indebtedness referred to in Clause 17.5(d) (Subsidiary Financial Indebtedness) (but without double counting), does not exceed 30% of Stockholders’ Equity.

17.5	Subsidiary Financial Indebtedness

The Borrower will procure that none of its Subsidiaries will create, assume, incur, guarantee, permit to subsist or otherwise be liable in respect of any Financial Indebtedness owed to persons outside the Group except for:

(a)

Financial Indebtedness of any Subsidiary which becomes a member of the Group after the date of this Agreement provided that any such Financial Indebtedness was outstanding before that Subsidiary becomes a member of the Group, was not created in contemplation of that Subsidiary becoming a member of the Group, and is discharged within 12 months of that Subsidiary becoming a member of the Group;

(b)	Financial Indebtedness which is created with the prior written consent of the Majority Lenders;

(c)

Financial Indebtedness of any members of the Group existing on 31 December 2013 which is comprised in the aggregate Financial Indebtedness disclosed by the Borrower in the certificate delivered to the Facility Agent under paragraph 5 (Other documents and evidence) of Schedule 2 (Conditions Precedent); or

(d)

any Financial Indebtedness (other than Financial Indebtedness referred to in paragraphs (a) to (c) above), the aggregate principal, capital or nominal amount of which, when aggregated with the principal, capital or nominal amount of secured Financial Indebtedness referred to in Clause 17.4(g) (Negative Pledge) (but without double counting), does not exceed 30% of Stockholders’ Equity.

EXECUTION VERSION

17.6	Disposals

(a)

Subject to paragraph (c) below, the Borrower will not and will procure that none of its Material Subsidiaries will, except with the consent of the Majority Lenders (disregarding disposals in the ordinary course of business and any sale, lease, transfer or other disposal of any of its revenues or its assets on an arm’s length basis for fair market value and the payment of lawful dividends) lend (other than the lending of cash to any of its Subsidiaries) or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any material part of its respective undertaking, revenues or assets.

(b)

material, in the context of paragraph (a) above means a disposal of any part of its undertaking, assets or revenues which, by itself (in the case of a single transaction) or when aggregated (in the case of a number of related transactions), is material in relation to the undertaking, revenues or assets of the Group taken as a whole or, in any case, the disposal of which (alone or so aggregated) is likely to have a Material Adverse Effect.

(c)

Notwithstanding paragraph (a), neither the disposal of Lumileds and Automotive Lighting, as detailed in a press release dated 30 June 2014, nor the creation of two independent companies focused on HealthTech and Lighting solutions opportunities, as detailed in a press release dated 23 September 2014, shall require consent of the Majority Lenders pursuant to paragraph (a) above or otherwise violate this Clause 17.6.

17.7	Change of business

(a)

The Borrower will ensure that there is no material change in the nature of the business of the Group taken as a whole (whether by a single transaction or a number of related or unrelated transactions, whether at one time or over a period of time and whether by disposal, acquisition or otherwise) which has or is likely to have a Material Adverse Effect.

(b)	The Lenders acknowledge and agree that the transactions referred to in Clause 17.6(c) shall not constitute a material change in the nature of the business of the Group taken as a whole.

17.8	Guarantees

Without prejudice to Clause 17.5 (Subsidiary Financial Indebtedness), the Borrower will ensure that no Subsidiary will give any Guarantee of any of the Financial Indebtedness of the Borrower unless the benefit of the Guarantee, or of an alternative Guarantee satisfactory to the Majority Lenders, is at the same time and in a manner satisfactory to the Majority Lenders extended equally and rateably to the Loans made and/or to be made, and to all other sums payable by the Borrower under this Agreement.

EXECUTION VERSION

17.9	Environmental matters

(a)	In this Subclause:

Environmental Approval means any authorisation required by an Environmental Law.

Environmental Claim means any claim by any person in connection with:

(i)	a breach, or alleged breach, of an Environmental Law;

(ii)	any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

(iii)	any other environmental contamination.

Environmental Law means any law or regulation concerning:

(i)	the protection of health and safety;

(ii)	the environment; or

(iii)	any emission or substance which is capable of causing harm to any living organism or the environment.

(b)

Each member of the Group must ensure that it is, and has been, in compliance with all laws and regulations including (without limitation) Environmental Law and Environmental Approvals applicable to it, where failure to do so is likely to have a Material Adverse Effect.

17.10	Insurance

The Borrower and the Material Subsidiaries must insure their business and material assets with reputable insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

17.11	Anti-corruption law and Sanctions

(a)

The Borrower will not directly or indirectly use the proceeds of the Loans for any purpose which would breach the anti-corruption provisions of the Dutch Criminal Code or other similar legislation in other jurisdictions by which it is bound.

(b)

Subject to Clause 36 (Restricted Lender) of this Agreement, the Borrower shall not, and shall not permit or authorise any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Loan or other transaction(s) contemplated by the Agreement to fund or facilitate any transaction or activities:

(i)	of, with or for the benefit of a Restricted Party or in any country or territory which is the subject of Sanctions; or

(ii)

in any other manner which would reasonably be expected to result in the Borrower or any Finance Party being in breach of any Sanctions (if and to the extent applicable to either of them) or becoming a Restricted Party.

EXECUTION VERSION

(c)

Subject to Clause 36 (Restricted Lender) of this Agreement, the Borrower shall ensure that no person that is a Restricted Party will have any legal or beneficial interest in any funds repaid or remitted by the Borrower to any Lender in connection with the Facilities.

18.	EVENTS OF DEFAULT

18.1	Events of Default

Each of the events set out in this Clause is an Event of Default save for Clauses 18.11 (Acceleration) and 18.12 (Consultation).

18.2	Non-Payment

The Borrower does not pay in the manner provided in this Agreement:

(a)	any principal payable under it when due, unless:

(i)

the Borrower satisfies the Facility Agent that non-payment is due solely to administrative error and payment is made within two Business Days after notice of that non-payment has been given to it by the Facility Agent (which notice will be given promptly by the Facility Agent); or

(ii)	its failure to pay is caused by a Disruption Event and payment is made within five Business Days of its due date,

(b)	any other sum payable under it within five Business Days after notice of non-payment has been given to it by the Facility Agent.

18.3	Breach of Representation or Warranty

Any representation, warranty or statement by the Borrower in this Agreement or in any document delivered under it (other than pursuant to Clauses 16.2 (Audited annual accounts), 16.3 (Quarterly information) or 16.4 (Information to Shareholders or Creditors)) is not complied with or is or proves to have been incorrect, in any material respect, when made or deemed repeated and, in the case of the representations and warranties in Clauses 15.4 (Authorisations), 15.5 (Non-violation of laws etc.), 15.7 (Non-violation of other agreements) or 15.8 (Existing Security Interest), if the circumstances giving rise to the non-compliance or incorrectness are capable of remedy, such circumstances are not remedied within the earlier of 30 days after:

(a)	the Borrower becomes aware that the representation and/or warranty is incorrect; or

(b)	the Facility Agent gives written notice to the Borrower that the representation and/or warranty is incorrect.

EXECUTION VERSION

18.4	Breach of Undertaking

Any condition attached to any waiver or consent given to the Borrower under this Agreement in respect of any Event of Default or Default is not fulfilled in any material respect.

18.5	Breach of other obligation

The Borrower does not perform or comply in any material respect with any one or more of its obligations under this Agreement (other than the obligations referred to in Clauses 18.2 (Non-Payment) to 18.4 (Breach of Undertaking) inclusive) and, if that default is capable of remedy, it is not remedied within 30 days after notice of that default has been given to it by the Facility Agent.

18.6	Cross acceleration

Any of the following occurs in respect of the Borrower or a Material Subsidiary:

(a)	any of its Financial Indebtedness is not paid when due and payable (after the expiry of any originally applicable grace period);

(b)	any of its Financial Indebtedness:

(i)	becomes prematurely due and payable; or

(ii)	is placed on demand,

in each case, as a result of an event of default (howsoever described); or

(c)	any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever described),

unless the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (c) above is less than EUR 100,000,000 or its equivalent.

18.7	Insolvency

Any of the following occurs in respect of the Borrower or a Material Subsidiary:

(a)	it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

(b)	it admits in writing its inability to pay its debts as they fall due;

EXECUTION VERSION

(c)	it suspends making payments on all or any material part of its debts or announces an intention to do so;

(d)

by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor (excluding any Finance Party in its capacity as such) for the rescheduling of all or any material part of its indebtedness; or

(e)	a moratorium is declared in respect of all or any material part of its indebtedness.

If a moratorium occurs in respect of the Borrower or a Material Subsidiary, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

18.8	Insolvency proceedings

Any of the following occurs in respect of the Borrower:

(a)	any step is taken with a view to a composition, assignment or similar arrangement with any of its creditors in respect of or affecting all or any material part of its debts;

(b)	a meeting of it is convened for the purpose of considering any resolution for (or to petition for) its winding-up, administration or dissolution or any such resolution is passed;

(c)

any person presents a petition for its winding-up, administration or dissolution, other than a petition which is frivolous or vexatious in nature where such petition is discharged within (i) 21 days or (ii) such longer period required for the discharge of such petition under the law of the relevant jurisdiction in which the petition was filed, provided that the Borrower is diligently pursuing the discharge of such petition and such longer period ends prior to the date on which an order for winding up, administration or dissolution can be made in respect of such petition;

(d)	an order for its winding-up, administration or dissolution is made;

(e)

any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or a material part any of its assets;

(f)

its directors or other relevant duly authorised officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

(g)	any other step or procedure analogous to the steps and procedures set out in paragraphs (a) to (f) above is taken in any jurisdiction.

EXECUTION VERSION

18.9	Miscellaneous Events

Any of the following (each a Miscellaneous Event) occurs:

(a)	Creditors’ process

Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of the Borrower or a Material Subsidiary, having an aggregate value of EUR 50,000,000, or more and is not discharged within 30 days;

(b)	Security Interest become enforceable

Any Security Interest on or over the whole or any material part of the assets of the Borrower or any Material Subsidiary becomes enforceable and any step (including the taking of possession or the appointment of a receiver, manager or similar person) is taken to enforce that Security Interest unless such enforcement is discharged or stayed within 30 days of it being commenced. However, the exercise of a Security Interest arising solely by operation of law (or by an agreement evidencing the same) in the ordinary course of business shall not constitute a Miscellaneous Event if the Financial Indebtedness in respect of which that Security Interest is being exercised either:

(i)	is not due;

(ii)	has been overdue for less than 30 days; or

(iii)	is being contested in good faith by appropriate means;

(c)	Insolvency proceedings relating to a Material Subsidiary

Any of the events set out in Clause 18.8 (Insolvency proceedings) occurs in relation to Material Subsidiary;

(d)	Reorganisation

Any step is taken for the reorganisation, amalgamation, reconstruction, merger or consolidation (or any equivalent or analogous procedure) of the Borrower, save where:

(i)

the Borrower will survive such procedure as a separate legal entity and will continue to be liable for its obligations under the Finance Documents, which obligations remain unaffected by such procedure; and

(ii)	such step or procedure will not have or be likely to have a Material Adverse Effect;

EXECUTION VERSION

(e)	Cessation of business

The Borrower ceases or threatens in writing to cease to carry on all or a material part of its business except:

(i)	for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms previously approved by the Majority Lenders; or

(ii)	to the extent of a disposal permitted under Clause 17.6 (Disposals);

(f)	Consent

Any action, condition or thing (including the obtaining of any necessary consent or authorisation) at any time required by the laws of The Netherlands to be taken, fulfilled or done for any of the purposes stated in Clause 15.4 (Authorisations) is not taken, fulfilled or done, or any such consent or authorisation ceases to be in full force and effect without modification or any condition in or relating to any such authorisation or consent is not complied with (unless that authorisation or consent or condition is no longer required or applicable) and, if capable of remedy, such event is not remedied within 14 days after notice thereof has been given to the Borrower by the Facility Agent, and the Facility Agent, if so instructed by the Majority Lenders, gives notice to the Borrower stating that a Miscellaneous Event has occurred which requires the Borrower to remedy the relevant event within a stated period (which shall not be less than 14 days) and the Borrower does not remedy that Miscellaneous Event within the stated period.

18.10	Repudiation

The Borrower repudiates a Finance Document.

18.11	Acceleration

If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Borrower:

(a)	cancel the Total Commitments; and/or

(b)	declare that all or part of any amounts outstanding under the Finance Documents are:

(i)	immediately due and payable; and/or

(ii)	payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

Any notice given under this Subclause will take effect in accordance with its terms.

EXECUTION VERSION

18.12	Consultation

Without prejudice to the provisions of Clause 18.11 (Acceleration), where an Event of Default has occurred and is continuing, the Facility Agent shall (if so requested by the Borrower) enter into good faith discussions with the Borrower with a view to agreeing, subject to the consent of the Majority Lenders or all the Lenders (where applicable), the steps (if any) that would be appropriate for the Borrower to take in relation to such Event of Default, provided that:

(a)

the Facility Agent shall not be liable in any way to any person for failing, or not being able, to enter into or continue such discussions if the Majority Lenders or all the Lenders (where applicable) shall have (i) failed to give their consent as described above (ii) directed the Facility Agent not to enter into or continue such discussions or (iii) directed the Facility Agent to exercise any right under Clause 18.11 (Acceleration) at any time; and

(b)	nothing herein shall in any way limit or prejudice the obligations of the Borrower or the rights or remedies of the Finance Parties under the Finance Documents.

19.	THE FACILITY AGENT AND REFERENCE BANKS

19.1	Appointment and duties of the Facility Agent

(a)	Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

(b)	Each Finance Party irrevocably authorises the Facility Agent to:

(i)

perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)	execute each Finance Document expressed to be executed by the Facility Agent.

(c)	The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

19.2	No fiduciary duties

Except as specifically provided in a Finance Document, nothing in the Finance Documents makes the Facility Agent a trustee or fiduciary for any other Party or any other person. The Facility Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

EXECUTION VERSION

19.3	Individual position of the Facility Agent

(a)

If it is also a Lender, the Facility Agent has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not the Facility Agent.

(b)	The Facility Agent may:

(i)	carry on any business with the Borrower or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)	retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with the Borrower or its related entities.

19.4	Reliance

The Facility Agent may:

(a)	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)	rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c)	engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

(d)	act under the Finance Documents through its personnel and agents.

19.5	Majority Lenders’ instructions

(a)

The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b)	The Facility Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)

The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s written consent) in any legal or arbitration proceedings in connection with any Finance Document.

(d)

The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any cost, liability or loss which it may incur in complying with the instructions of the Majority Lenders.

EXECUTION VERSION

19.6	Responsibility

(a)

The Facility Agent is not responsible to any other Finance Party for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document including the Information.

(b)	The Facility Agent is not responsible for:

(i)	the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document; or

(ii)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

(c)	Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(i)

has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of the Borrower and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)	has not relied exclusively on any information provided to it by the Facility Agent in connection with any Finance Document.

19.7	Exclusion of liability

(a)

Without limiting paragraph (b) below and without prejudice to the provisions of paragraph (c) of Clause 14.8 (Disruption to payment systems), the Facility Agent is not liable or responsible (including without limitation for negligence or any other category of liability whatsoever) to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)

No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of the Facility Agent may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

EXECUTION VERSION

(c)

The Facility Agent is not liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	(1)	Nothing in this Agreement will oblige the Facility Agent to satisfy any customer due diligence requirement in relation to the identity of any person on behalf of any Finance Party.

(i)

Each Finance Party confirms to the Facility Agent that it is solely responsible for any customer due diligence requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

19.8	Default

(a)	The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)	If the Facility Agent:

(i)	receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(ii)	is aware of the non-payment of any principal or interest or any fee payable to a Lender under this Agreement,

it must promptly notify the Lenders.

19.9	Information

(a)	The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b)

Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

EXECUTION VERSION

(c)	Except as provided above, the Facility Agent has no duty:

(i)

either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of the Borrower or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)	unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from the Borrower.

(d)

In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e)

The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required to any term of the Finance Documents.

(f)

The Borrower irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent including, without limitation, the name of a Defaulting Lender (as defined in Clause 20 (Finance Party Default)).

19.10	Indemnities

(a)

Without limiting the liability of the Borrower under the Finance Documents, each Lender must indemnify the Facility Agent within three Business Days of demand for that Lender’s Pro Rata Share of any cost, loss or liability incurred (including without limitation for negligence or any other category of liability whatsoever) by the Facility Agent in acting as the Facility Agent (unless the Facility Agent has been reimbursed by the Borrower under a Finance Document), except to the extent that the loss or liability is caused by the Facility Agent’s gross negligence or wilful misconduct (or, in the case of any cost loss or liability pursuant to Clause 14.8 (Disruption to payment systems) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including a claim based on the fraud of the Facility Agent). For the avoidance of doubt, for the purposes of this paragraph cost, loss or liability incurred by the Facility Agent includes any amount payable and overdue under Clause 22.3 (Facility Agent’s fee).

EXECUTION VERSION

(b)	If a Lender owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Lender:

(i)	deduct from any amount received by it for that Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid; and

(ii)	apply that amount in or towards satisfaction of the owed amount.

That Lender will be regarded as having received the amount so deducted.

19.11	Compliance

The Facility Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

19.12	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the Lenders and the Borrower.

(b)	Alternatively, the Facility Agent may resign by giving notice to the Lenders and the Borrower, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)	If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

(d)	The person(s) appointing a successor Facility Agent must, if practicable, consult with the Borrower prior to the appointment.

(e)

The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term Facility Agent will mean the successor Facility Agent.

(f)	The retiring Facility Agent must, at its own cost:

(i)

make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents; and

(ii)

enter into and deliver to the successor Facility Agent those documents and effect any registrations as may reasonably be required for the transfer or assignment of all of its rights and benefits under the Finance Documents to the successor Facility Agent.

EXECUTION VERSION

(g)

Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h)	The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

(i)

The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)

the Facility Agent fails to respond to a request under Clause 11.6 (FATCA Information) and the Borrower or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Facility Agent pursuant to Clause 11.6 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrower and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Facility Agent, requires it to resign.

19.13	Relationship with Lenders

(a)

The Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

EXECUTION VERSION

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c)

The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Lender’s Facility Office(s) and contact details for the purposes of this Agreement.

19.14	Notice period

Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

19.15	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Facility Agent.

(b)

No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)

No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 19.15 subject to paragraph (d) of Clause 1.2 (Construction) and the provisions of the Third Parties Act.

19.16	Third party Reference Banks

A Reference Bank which is not a Party may rely on Clause 19.15 (Role of Reference Banks), and Clause 28 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to paragraph (d) of Clause 1.2 (Construction) and the provisions of the Third Parties Act.

EXECUTION VERSION

20.	FINANCE PARTY DEFAULT

20.1	General

In this Clause:

The definitions of Lender and Commitment will include an Increase Lender (as defined in Subclause 20.4 (Increase)) and an increased Commitment under this Clause respectively.

Agent Insolvency Event in relation to the Facility Agent means that the Facility Agent:

(a)	is dissolved (other than as a result of a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation and, in the case of any such proceeding or petition presented against it, that proceeding or petition is instituted or presented by a person or an entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of its institution or presentation;

(f)

has exercised in respect of it one or more of the stabilisation powers under Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding under Part 2 of the Banking Act 2009 or a bank administration proceeding under Part 3 of the Banking Act 2009;

EXECUTION VERSION

(g)	has a resolution passed for its winding-up, official management or liquidation (other than as a result of a consolidation, amalgamation or merger);

(h)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(i)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and that secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days of it;

(j)	causes or its subject to any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) (inclusive) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence, in any of the acts referred to above.

Defaulting Lender means any Lender:

(a)

which has failed to make its share in a Loan available or has given notice to the Facility Agent that it will not make available its share in any Loan by the relevant Utilisation Date in accordance with this Agreement;

(b)	which has rescinded or repudiated a Finance Document; or

(c)	with respect to which a Lender Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event, and

payment is made within ten Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the relevant payment.

Impaired Agent means the Facility Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

EXECUTION VERSION

(b)	it rescinds or repudiates a Finance Document,

(c)	(if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of Defaulting Lender;

(d)	an Agent Insolvency Event has occurred and is continuing with respect to the Facility Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event, and

payment is made within ten Business Days of its due date; or

(ii)	the Facility Agent is disputing in good faith whether it is contractually obliged to make the relevant payment.

Lender Insolvency Event in relation to a Finance Party:

(a)	any receiver, administrative receiver, administrator, liquidator, compulsory manager or other similar officer is appointed in respect of that Finance Party or all or substantially all of its assets;

(b)	that Finance Party is subject to any event which has an analogous effect to any of the events specified in paragraph (a) under the applicable laws of any jurisdiction;

(c)	that Finance Party suspends making payments on all or substantially all of its debts or publicly announces an intention to do so; or

(d)	that Finance Party is dissolved (other than as a result of a consolidation, amalgamation or merger).

20.2	No Upfront Fee or Ticking Fee

No Upfront Fee or Ticking Fee is payable to the Facility Agent (for the account of a Lender) on any undrawn, uncancelled amount of any Commitment of that Lender for any day on which that Lender is a Defaulting Lender and no other fees, costs or expenses shall be payable to a Defaulting Lender and the fees payable under the Finance Documents shall be reduced accordingly.

20.3	Right of cancellation in relation to a Defaulting Lender

(a)

If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent notice of cancellation of each undrawn Commitment of that Lender.

EXECUTION VERSION

(b)	On receipt of a notice referred to in paragraph (a) above, each undrawn Commitment of the Defaulting Lender will immediately be reduced to zero.

(c)	The Facility Agent must as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

(d)	Notwithstanding any other provision in this Agreement, any Commitments cancelled under this Subclause may be reinstated in accordance with Subclause 20.4 (Increase).

20.4	Increase

(a)	The Borrower may by giving notice to the Facility Agent by no later than the date falling ten Business Days after the effective date of a cancellation of:

(i)	the undrawn Commitments of a Defaulting Lender under Subclause 20.3 (Right of cancellation in relation to a Defaulting Lender); or

(ii)	the Commitment of a Lender in accordance with Clause 7.1 (Mandatory prepayment – illegality),

request that the Total Commitments be increased in aggregate up to the amount of the undrawn Commitments or the Commitments, referred to above, which have been cancelled.

(b)	Following a request under paragraph (a) above:

(i)

the increased Commitment will be assumed by one or more Lenders or other banks, financial institutions, collective investment institution or other entities complying with the definition of Lender (the Increase Lender) selected by the Borrower (which must not be a member of the Group) and which is acceptable to the Facility Agent (acting reasonably), and each of which confirms that it has assumed all the obligations of a Lender corresponding to that increased Commitment as if it had been an Original Lender;

(ii)

each of the Borrower and the Increase Lender will assume obligations towards one another and/or acquire rights against one another as the Borrower and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iii)

the Increase Lender will become a Party as a Lender and the Increase Lender and each of the other Finance Parties will assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

EXECUTION VERSION

(iv)	the Commitments of the other Lenders will continue in full force and effect; and

(v)	the increase will become effective on the date referred to in the notice delivered under paragraph (a) above or any later date on which the conditions set out in paragraph (c) below are satisfied.

(c)	An increase in the Total Commitments will only be effective on:

(i)

the execution by the Facility Agent of a confirmation (the Increase Confirmation) from the Increase Lender substantially in the form set out in Schedule 7 (Form of Increase Confirmation) that the Increase Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and

(ii)

in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the performance by the Facility Agent of all necessary customer due diligence requirements in relation to that increase, the completion of which the Facility Agent must promptly notify to the Borrower, and the Increase Lender.

(d)

Each Increase Lender, by entering into the Increase Confirmation, confirms that the Facility Agent has authority to enter into on its behalf any amendment or waiver that has been approved by or on behalf of the relevant Lenders in accordance with this Agreement on or before the date on which the increase becomes effective.

(e)

Unless the Facility Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the Borrower must on the date that the increase becomes effective, pay to the Facility Agent (for its own account) a fee of U.S.$ 2,500 and the Borrower must promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and including any receiver or delegate of the Facility Agent in connection with any increase in Commitments under this Clause.

(f)	Subclause 26.5 (Limitation of responsibility of Existing Lender) applies in relation to an Increase Lender as if references in that Subclause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

(ii)	the New Lender were references to that Increase Lender; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

(g)	The Facility Agent must, as soon as reasonably practicable, after it has executed an Increase Confirmation send a copy to the Borrower.

EXECUTION VERSION

20.5	Replacement of a Defaulting Lender

(a)	The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving ten Business Days’ notice to the Facility Agent and that Lender:

(i)	replace that Lender by requiring that Lender to (and that Lender must) transfer in accordance with this Agreement all (and not part only) of its rights and obligations under this Agreement;

(ii)	require that Lender to (and that Lender must) transfer in accordance with this Agreement all (and not part only) of the undrawn Commitment of that Lender; or

(iii)	require that Lender to (and that Lender must) transfer in accordance with this Agreement all (and not part only) of its rights and obligations in respect of the Facility,

to a Lender or other bank, financial institution, collective investment institution or other entity complying with the definition of Lender (a Replacement Lender) selected by the Borrower, and which (unless the Facility Agent is an Impaired Agent) is acceptable to the Facility Agent (acting reasonably) which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of that Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation to that Commitment under the Finance Documents.

(b)	Any transfer of rights and obligations of a Defaulting Lender under this Clause is subject to the following conditions:

(i)	the Borrower has no right to replace the Facility Agent;

(ii)	neither the Facility Agent nor the Defaulting Lender will have any obligation to the Borrower to find a Replacement Lender;

(iii)	the transfer must take place no later than ten days after the notice referred to in paragraph (a) above;

(iv)	in no event will the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender under the Finance Documents; and

(v)	the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has

EXECUTION VERSION

complied with all necessary know your customer or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)

The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Facility Agent and the Borrower when it is satisfied that it has complied with those checks.

20.6	Disenfranchisement of Defaulting Lenders

(a)

For so long as a Defaulting Lender has any undrawn Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitment will be reduced by the amount of its undrawn Commitments.

(b)	For the purposes of this Clause, the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Facility Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

20.7	Impaired Agent

(a)

If, at any time, the Facility Agent becomes an Impaired Agent, the Borrower or a Lender which is required to make a payment under the Finance Documents to the Facility Agent may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank in England (or another jurisdiction with recognises trusts) and in relation to which no Agent Insolvency Event has occurred and is continuing, in the name of the Borrower or the Lender making the payment and designated as a trust account for the benefit of the Party beneficially entitled to that payment under the Finance Documents. In each case the payments must be made on the due date for payment under the Finance Documents.

EXECUTION VERSION

(b)	All interest accrued on the amount standing to the credit of the trust account will be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this Clause will be discharged of the relevant payment obligation under the Finance Documents and will not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly on the appointment of a successor Facility Agent under this Agreement, each Party which has made a payment in accordance with this Clause must give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution in accordance with the Finance Documents.

20.8	Replacement of Impaired Agent

(a)

If the Facility Agent is an Impaired Agent, after consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice (or any shorter notice the Majority Lenders may agree) replace the Facility Agent.

(b)	The replacement of the Facility Agent and appointment of a successor Facility Agent under this Subclause will take effect on the date specified in that notice.

(c)	Other than as set out in this Subclause, the provisions of Subclause 19.12 (Resignation of the Facility Agent) apply to any replacement of the Facility Agent under this Subclause.

20.9	Other agency matters

(a)	The Facility Agent may disclose the identity of a Defaulting Lender to the other Lenders and the Borrower and must disclose the identity on request by the Borrower or the Majority Lenders.

(b)

The Facility Agent must provide to the Borrower within five Business Days of a request by the Borrower (but no more frequently than once per calendar month) a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

EXECUTION VERSION

20.10	Communication when Facility Agent is Impaired Agent

If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Document which require communications to be made or notices to be given to or by the Facility Agent will be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision will not operate after a replacement Facility Agent has been appointed.

21.	EVIDENCE AND CALCULATIONS

21.1	Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

21.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

21.3	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or otherwise, depending on what the Facility Agent determines (after consultation with the Borrower) is market practice.

22.	FEES

22.1	Upfront fee

(a)

Provided the Utilisation Date occurs, but not otherwise, the Borrower must pay (or procure there is paid) to the Facility Agent (for the account of each Lender) an upfront fee (the Upfront Fee) equal to 0.10 per cent. (0.10%) multiplied by that Lender’s Commitment under the Facility on the Utilisation Date.

(b)	No Upfront Fee is payable to the Facility Agent (for the account of a Lender) on any Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

(c)	Such fee shall be payable on the Utilisation Date, and no Upfront Fee is payable unless the Facility is drawn.

EXECUTION VERSION

22.2	Ticking fee

(a)

The Borrower must pay (or procure there is paid) to the Facility Agent (for the account of each Lender) a non-refundable ticking fee (the Ticking Fee) computed at the rate of twenty per cent. (20%) of the Applicable Margin on that Lender’s undrawn, uncancelled Commitment under the Facility (calculated and accruing on a daily basis) for the period from (and including) the date of this Agreement to (and including) the earlier of:

(i)	Utilisation Date; and

(ii)	the date of cancellation of all Commitments.

(b)	No Ticking Fee is payable to the Facility Agent (for the account of a Lender) on any Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

(c)	The accrued but unpaid portion of such fee shall be payable in arrears on the first Business Day of January, April, July, and October until the earlier of:

(i)	the Utilisation Date; and

(ii)	the date of cancellation of all Commitments,

on which date any accrued but unpaid Ticking Fee shall be payable.

22.3	Facility Agent’s fee

The Borrower must pay to the Facility Agent for its own account an agency fee in the manner agreed in the Agency Fee Letter between the Facility Agent and the Borrower.

22.4	No deal, no fee

Save for the Ticking Fee, which shall be payable if the Utilisation Date does not occur, no fees or commissions under any Finance Document (including without limitation (and without prejudice to Clause 24.1 (Initial costs) the Upfront Fee) shall be payable if the Utilisation Date does not occur.

23.	INDEMNITIES AND BREAK COSTS

23.1	Currency indemnity

(a)	The Borrower must, as an independent obligation, indemnify each Finance Party against any direct cost or direct loss or any liability which that Finance Party incurs as a consequence of:

(i)	that Finance Party receiving an amount in respect of the Borrower’s liability under the Finance Documents; or

EXECUTION VERSION

(ii)	that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)

Unless otherwise required by law, the Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

23.2	Other indemnities

(a)	The Borrower must, within three Business Days of demand, indemnify each Finance Party against any direct cost or direct loss or any liability which that Finance Party incurs as a consequence of:

(i)	the occurrence of any Event of Default;

(ii)

any failure by the Borrower to pay any amount due under a Finance Document on its due date, including, without limitation, any direct cost or any loss or liability resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

(iii)	(other than by reason of negligence or default by that Finance Party) a Loan not being made after a Request has been delivered for that Loan; or

(iv)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment.

The Borrower’s liability in each case includes any direct cost or any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

(b)	The Borrower must indemnify the Facility Agent against any direct cost or direct loss or any liability incurred by the Facility Agent as a result of:

(i)	investigating any event which the Facility Agent reasonably believes (after due enquiry, including, where relevant, enquiry of the Borrower) to be a Default; or

(ii)	acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

(c)	The Borrower shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate

EXECUTION VERSION

(each an Indemnified Person) against any cost, loss, liability or expense (excluding loss of profit) incurred by that Indemnified Person in connection with or arising out of the Acquisition or the funding of the Acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Acquisition), except to the extent such loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person. The Contracts (Rights of Third Parties) Act 1999 shall apply to this paragraph (c) but only for the benefit of the Indemnified Persons.

23.3	Break Costs

(a)	The Borrower must pay to each Lender its Break Costs.

(b)	Break Costs are the amount (if any) by which:

(i)

the interest (excluding the Applicable Margin) which a Lender should have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Interest Period for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Interest Period;

exceeds

(ii)

the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Interest Period, discounted at a rate equal to LIBOR for the relevant period in respect of that Loan or overdue amount (as the case may be) to reflect that such amount is due on a date (that is, the date which is five Business Days after the date on which such amount is demanded by the relevant Lender under paragraph (a) above) which is earlier than the last day of the current Interest Period of that Loan or overdue amount (as the case may be) (provided that where a market disruption event (as defined in Clause 10.2 (Market Disruption)) has occurred in relation to that Interest Period, LIBOR for such Interest Period shall for the purposes of this definition be deemed to be equal to the rate determined in respect of such Interest Period under Clause 10.2(c)(ii) (Market Disruption)).

(c)	Each Lender must supply to the Facility Agent for the Borrower details of the amount of any Break Costs claimed by it under this Subclause.

EXECUTION VERSION

24.	EXPENSES

24.1	Initial costs

Whether or not the Utilisation Date occurs, the Borrower must pay to the Facility Agent the amount of all direct costs and out-of-pocket expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of the Finance Documents within ten Business Days of the date of this Agreement to the extent invoiced as of such date.

24.2	Subsequent costs

The Borrower must pay to the Facility Agent the amount of all direct costs and out-of-pocket expenses (including without limitation legal fees, telephone, fax, photocopying and travel costs) reasonably incurred by it in connection with:

(a)	the negotiation, preparation, printing and execution of any Finance Document executed after the date of this Agreement; and

(b)	any amendment, waiver or consent requested by or on behalf of the Borrower or specifically allowed or required by this Agreement.

24.3	Enforcement costs

The Borrower must pay to each Finance Party the amount of all direct costs and out-of-pocket expenses (including without limitation legal fees, telephone, fax, photocopying and travel costs) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document including for the avoidance of doubt any direct costs and out-of-pocket expenses incurred in connection with any actual, potential or suspected breach by the Borrower of its obligations under any Finance Document.

25.	AMENDMENTS AND WAIVERS

25.1	Procedure

(a)

Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Borrower and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b)	The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

25.2	Exceptions

(a)	An amendment or waiver which relates to:

(i)	the definition of Majority Lenders in Clause 1.1 (Definitions);

EXECUTION VERSION

(ii)	an extension of the date of payment of any amount to a Lender under the Finance Documents;

(iii)	a reduction in the Applicable Margin or a reduction in the amount of any payment or change in currency of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

(iv)

an increase in, or an extension of, a Commitment or the Total Commitments (other than an increase permitted pursuant to Clause 20.4 (Increase)), or an extension of the Availability Period, or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably;

(v)	a term of a Finance Document which expressly requires the consent of each Lender;

(vi)	the right of a Lender to assign or transfer its rights or obligations under the Finance Documents;

(vii)	Clause 2.2 (Nature of a Finance Party’s rights and obligations), Clause 26 (Changes to the Parties), Clause 34 (Governing Law) or Clause 35.1 (Jurisdiction); or

(viii)	this Clause,

may only be made with the consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of the Facility Agent may only be made with the consent of the Facility Agent.

25.3	Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

EXECUTION VERSION

25.4	Excluded Commitments

If any Lender which is not a Defaulting Lender fails to respond to a request for an amendment, waiver or consent (other than an amendment, waiver or consent referred to in paragraphs (a)(ii), (a)(iii) or (a)(iv) Clause 25.2 (Exceptions)) within 15 Business Days of that request being made, (unless the Borrower and the Facility Agent agree to a longer time period in relation to any request):

(a)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

26.	CHANGES TO THE PARTIES

26.1	Assignments and transfers by the Borrower

The Borrower may not assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

26.2	Assignments and transfers by Lenders

(a)

An Existing Lender may, subject to the following provisions of this Subclause, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to a New Lender.

(b)

Unless the Borrower and the Facility Agent otherwise agree, a transfer of part of a Commitment or the rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of U.S.$ 5,000,000.

(c)

The prior written consent of the Borrower is required for any assignment or transfer unless the New Lender is another Lender or an Affiliate of a Lender, or if an Event of Default is outstanding. Except as permitted by the preceding sentence, any transfer undertaken without the prior written consent of the Borrower shall be void ab initio and shall have no effect. The consent of the Borrower must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent ten Business Days after the Borrower is given notice of the request unless it is expressly refused by the Borrower in writing within that time.

(d)

The Facility Agent is not obliged to execute a Transfer Certificate until it has completed all know your customer requirements or other similar checks under all applicable laws and regulations in relation to such assignment or transfer to its satisfaction. The Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

(e)	A transfer of obligations will be effective only if either:

(i)	the obligations are novated in accordance with the following provisions of this Clause 26; or

EXECUTION VERSION

(ii)

the New Lender confirms to the Facility Agent and the Borrower in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(f)	Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of U.S. $2,500.

(g)

Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(h)	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

26.3	Procedure for transfer by way of novation

(a)	In this Subclause:

Transfer Date means, for a Transfer Certificate, the later of:

(i)	the proposed Transfer Date specified in that Transfer Certificate; and

(ii)	the date on which the Facility Agent executes that Transfer Certificate;

(b)	A novation is effected if:

(i)	the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(ii)	the Facility Agent executes it.

The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

(c)	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

EXECUTION VERSION

(d)	On the Transfer Date:

(i)	the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender;

(ii)	the Existing Lender will be released from those obligations and cease to have those rights; and

(iii)	the New Lender will become a Lender under this Agreement and be bound by the terms of this Agreement as Lender.

26.4	Security over Lenders’ rights

(a)

In addition to the other rights provided to Lenders under this Clause 26 (Changes to the Parties) each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(i)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(ii)

in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

26.5	Limitation of responsibility of Existing Lender

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of the Borrower;

EXECUTION VERSION

(iii)	the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents;

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document; or

(v)	and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of the Borrower and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(ii)	has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)	Nothing in any Finance Document requires an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(ii)	support any losses incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under any Finance Document or otherwise.

26.6	Costs resulting from change of Lender or Facility Office

If:

(a)	a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to pay a Tax Payment or an Increased Cost,

then, unless the assignment, transfer or change is made by a Lender to mitigate any circumstance giving rise to the Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the Borrower need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

EXECUTION VERSION

27.	DISCLOSURE OF INFORMATION

(a)

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) to (f) below, and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

(b)	Any Finance Party may disclose:

(i)

to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this subparagraph (i) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(ii)	to any person:

(A)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Representatives and professional advisers;

(B)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person’s Affiliates, Representatives and professional advisers;

(C)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in subparagraph (A) or (B) above;

(D)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

EXECUTION VERSION

(E)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 26.4 (Security over Lenders’ rights);

(F)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(G)	who is a Party; or

(H)	with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(1)

in relation to subparagraphs (A) and (B), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(2)

in relation to subparagraph (C) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(3)

in relation to subparagraphs (D), (E) and (F) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(iii)

to any person appointed by that Finance Party or by a person to whom subparagraph (A) or (B) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this subparagraph (iii) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA

EXECUTION VERSION

Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party;

(iv)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrower if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information;

(v)

the size and term of the Facility and the name of the Borrower to any investor or a potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) of that Finance Party’s rights or obligations under the Finance Documents.

This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

(c)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement and/or the Facility the following information:

(i)	name of the Borrower;

(ii)	country of domicile of the Borrower;

(iii)	place of incorporation of the Borrower;

(iv)	date of this Agreement;

(v)	the names of the Facility Agent and the Bookrunning Mandated Lead Arrangers;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currency of the Facility;

(ix)	governing law;

(x)	type of Facility;

(xi)	ranking of the Facility;

EXECUTION VERSION

(xii)	the Availability Period;

(xiii)	the Maturity Date;

(xiv)	changes to any of the information previously supplied pursuant to subparagraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(d)

The Parties acknowledge and agree that each identification number assigned to this Agreement and/or the Facility by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(e)	The Borrower represents that none of the information set out in subparagraphs (i) to (xiii) of paragraph (c) above is, nor will at any time be, unpublished price-sensitive information.

(f)	The Facility Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement and/or the Facility; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement and/or the Facility Agreement by such numbering service provider.

(g)

This Clause 27 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

(h)

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

(i)	Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(i)

of the circumstances of any disclosure of Confidential Information made pursuant to subparagraph (b)(ii)(D) and (F) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 27.

EXECUTION VERSION

(j)	The obligations in this Clause 27 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(i)	the date on which all amounts payable by the Borrower under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(ii)	the date on which such Finance Party otherwise ceases to be a Finance Party.

28.	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

28.1	Confidentiality and disclosure

(a)

The Facility Agent and the Borrower agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Facility Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 8.4 (Notification of rates of interest); and

(ii)

any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation, and the Borrower may disclose any Funding Rate, to:

(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person

EXECUTION VERSION

to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)

The Facility Agent’s obligations in this Clause 28 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 8.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

28.2	Related obligations

(a)

The Facility Agent and the Borrower acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and the Borrower undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.

EXECUTION VERSION

(b)	The Facility Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 28.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 28.

29.	PRO RATA SHARING

29.1	Redistribution

(a)

If a Finance Party (a Recovering Finance Party) receives or recovers any amount by payment, set-off or any other manner owing by the Borrower other than in accordance with Clause 14 (Payments) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

(ii)

the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 14 (Payments), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(iii)

the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 14.7 (Partial payments).

29.2	Effect of redistribution

(a)

The Facility Agent must treat a redistribution as if it were a payment by the Borrower under this Agreement and distribute it among the Finance Parties, other than the Recovering Finance Party, accordingly.

(b)	When the Facility Agent makes a distribution under paragraph (a) above, the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

EXECUTION VERSION

(c)

If and to the extent that the Recovering Finance Party is not able to rely on any rights of subrogation under paragraph (b) above, the Borrower will owe the Recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)	If:

(i)	a Recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to the Borrower; and

(ii)	the Recovering Finance Party has paid a redistribution in relation to that recovery,

each Finance Party must reimburse the Recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

29.3	Exceptions

Notwithstanding any other term of this Clause, a Recovering Finance Party need not pay a redistribution to the extent that:

(a)	it would not, after the payment, have a valid claim against the Borrower in the amount of the redistribution; or

(b)	it would be sharing with another Finance Party any amount which the recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:

(i)	the recovering Lender notified the Facility Agent of those proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

30.	SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

EXECUTION VERSION

31.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

32.	NOTICES

32.1	In writing

(a)	Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

(i)	in person, by post, fax, e-mail or any other electronic communication approved by the Facility Agent; or

(ii)	if between the Facility Agent and a Lender and the Facility Agent and the Lender agree, by e-mail or other electronic communication.

(b)	For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c)	Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

32.2	Contact details

(a)

Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)	The contact details of the Borrower for this purpose are:

Address:	Breitner Centre HBT 12 Amstelplein 2 PO Box 77900
1070 MX Amsterdam The Netherlands

E-mail: treasury.backoffice@philips.com
Attention:	Group Treasury

EXECUTION VERSION

(c)	The contact details of the Facility Agent for this purpose are:

Address:	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. acting through its London Branch Thames Court, One Queenhithe, London EC4 3RL

Fax number:	+ 44 20 7809 3506
Attention:	Greville Billyard / Kathryn Hughes

(d)

Any Party may change its contact details by giving five Business Days’ notice to the Facility Agent. The Facility Agent shall, promptly on receipt of such notification, or in the case of a change in the Facility Agent’s contact details, notify the other Parties of the new contact details.

(e)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

32.3	Effectiveness

(a)	Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(i)	if delivered in person, at the time of delivery;

(ii)	if posted, five Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(iii)	if by fax, when received in legible form; and

(iv)	if by e-mail, when a delivery receipt is received by the sender confirming the e-mail has been delivered to the recipient’s correct e-mail address.

(b)	A communication given under paragraph (a) above but received on a non-working day or after 4.00 p.m. in the place of receipt will only be deemed to be given on the next working day in that place.

(c)

A communication to the Facility Agent will only be effective on actual receipt by it and then only if it is expressly marked for the attention of or delivered to the e-mail address of the department or officer identified in Clause 32.2(c) (Contact details) (or any substitute department or officer as it shall specify for this purpose).

(d)	E-mail shall not be used for any of the following communications to be made under or in connection with the Finance Documents:

(i)	delivery of a Request under this Agreement;

EXECUTION VERSION

(ii)	any other notification or correspondence on which the Facility Agent, acting reasonably, requires a hard-copy signature;

(iii)	supply of any of the information required to be delivered to the Facility Agent under Clause 16.6(a) (Material Subsidiaries).

(e)

If the Borrower supplies the Facility Agent with financial statements pursuant to Clause 16 (Information Covenants) by e-mail, the Borrower shall supply a hard copy of those financial statements within five Business Days to any Finance Party which notifies the Borrower that it requires a hard copy of those financial statements because of a governmental requirement.

33.	LANGUAGE

(a)	Any notice given in connection with a Finance Document must be in English.

(b)	Any other document provided in connection with a Finance Document must be:

(i)	in English; or

(ii)

(unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

34.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

35.	ENFORCEMENT

35.1	Jurisdiction

(a)	The English courts have jurisdiction to settle any dispute including a dispute relating to any non-contractual obligation arising out of or in connection with any Finance Document.

(b)	The English courts are the most appropriate and convenient courts to settle any such dispute.

(c)	Notwithstanding paragraphs (a) and (b) above, to the extent allowed by law, a Party may take:

(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions.

EXECUTION VERSION

35.2	Service of process

(a)

The Borrower irrevocably appoints Philips Electronics UK Limited (Attention: Company Secretary), Philips Centre, Guildford Business park, Guildford Surrey GU2 8XH as its agent under the Finance Documents for service of process in any proceedings before the English courts.

(b)

If any person appointed as process agent is unable for any reason to act as agent for service of process, the Borrower must immediately appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

(c)	The Borrower agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause does not affect any other method of service allowed by law.

35.3	Waiver of immunity

The Borrower irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

35.4	Waiver of trial by jury

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

36.	RESTRICTED LENDER

(a)

The representations and undertakings under Clause 15.19 (Anti-corruption law and Sanctions) and Clause 17.11 (Anti-corruption law and Sanctions) (together the Sanctions Provisions) shall not be given for the benefit of any Lender that notifies the Facility Agent that it qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Sect 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz), in so far as the giving of such representation or undertaking would result in a violation of or conflict with Sect. 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung), any provision of Council Regulation (EC) 2271/1996 or any similar applicable anti-boycott law or regulation (together the Anti Boycott Regulations).

EXECUTION VERSION

(b)

In relation to each Lender that notifies the Facility Agent pursuant to paragraph (a) above (each a Restricted Lender), the Sanctions Provisions shall only apply for the benefit of that Restricted Lender to the extent that they would not result in any violation of, conflict with or liability under any Anti Boycott Regulations.

(c)

In connection with any amendment, waiver, determination or direction relating to any part of a Sanctions Provision of which a Restricted Lender does not have the benefit pursuant to paragraph (b) above, the Commitments and participations of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made.

(d)	For the avoidance of doubt, this Clause 36 shall not in any way restrict the rights of any non Restricted Lender with respect to any Sanctions Provisions.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

EXECUTION VERSION

SCHEDULE 1

ORIGINAL PARTIES

Name of Original Lender	Commitment (US$)

Bank of America Merrill Lynch International Limited	US$118,181,818.20

BNP Paribas Fortis SA/NV	US$118,181,818.20

Citibank, N.A., London Branch	US$118,181,818.20

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.	US$118,181,818.20

Deutsche Bank Luxembourg S.A.	US$118,181,818.20

HSBC Bank plc	US$118,181,818.20

ING Bank N.V.	US$118,181,818.20

Mizuho Bank Nederland N.V.	US$118,181,818.20

Société Générale, London Branch	US$118,181,818.20

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	US$118,181,818.20

The Royal Bank of Scotland plc	US$118,181,818.20

	Total:	1,300,000,000

EXECUTION VERSION

SCHEDULE 2

CONDITIONS PRECEDENT

CONDITIONS PRECEDENT TO SIGNING OF THE AGREEMENT

Borrower

1.	A certificate of an authorised signatory:

(a)	attaching a copy of:

(i)	the articles of association (statuten) of the Borrower; and

(ii)	an up-to-date extract of the registration of the Borrower in the Trade Register of the Chamber of Commerce;

(iii)	the due corporate authorisation by the Borrower of the terms of, and the transactions contemplated by, the Finance Documents;

including English translations (where relevant); and

(b)

containing a specimen of the signature of each person authorised on behalf of the Borrower to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document, and certifying that each of the documents attached to the certificate is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	A certificate of an authorised signatory of the Borrower confirming that utilising the Total Commitments in full would not breach any contractual limitation binding on the Borrower.

3.	Evidence that the agent of the Borrower under the Finance Documents for service of process in England and Wales has accepted its appointment.

Legal opinions

1.	A legal opinion of Linklaters LLP, English legal advisers to the Finance Parties, addressed to the Finance Parties, on the enforceability of this Agreement.

2.

A legal opinion of De Brauw Blackstone Westbroek, special Dutch legal advisors to the Borrower, addressed to the Finance Parties, on the capacity and authorisation of the Borrower to enter into the Finance Documents.

EXECUTION VERSION

Other documents and evidence

1.	Evidence that all fees and expenses then due and payable from the Borrower under this Agreement have been or will be paid in accordance with the terms of this Agreement.

2.	Signed copy of the Agency Fee Letter.

3.	The Original Financial Statements.

4.	Evidence that the Borrower has complied with all know your customer requirements as required by each Lender.

5.

A certificate of an authorised signatory of the Borrower setting out the aggregate outstanding Financial Indebtedness (as calculated for the purposes of Clause 17.5(c) (Subsidiary Financial Indebtedness)) of any members of the Group existing as at 31 December 2013.

EXECUTION VERSION

SCHEDULE 3

FORM OF REQUEST

To:      COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. ACTING THROUGH ITS LONDON BRANCH, as Facility Agent

From: [ ]

Date:   [                ]

KONINKLIJKE PHILIPS N.V.

US$[—] Credit Agreement dated [        ] (the Agreement)

1.	We refer to the Agreement. This is a Request.

2.	We wish to borrow a Loan on the following terms:

(a)	Utilisation Date: [ ]

(b)	Amount: [ ]

(c)	Interest Period: [ ].

3.	Our payment instructions are: [ ].

4.	We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.	This Request is irrevocable.

By:

[ ]

EXECUTION VERSION

SCHEDULE 4

FORM OF SELECTION NOTICE

To:      COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. ACTING THROUGH ITS LONDON BRANCH, as Facility Agent

From: [ ]

Date:   [                ]

KONINKLIJKE PHILIPS N.V.

US$[—] Credit Agreement dated [        ] (the Agreement)

1.

We refer to the Agreement. This is a Selection Notice. Interest Periods defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the Loan with an Interest Period ending on [ ].

3.	We request that the next Interest Period for the Loan is [ ]]

4.	This Selection Notice is irrevocable.

By:

[ ]

EXECUTION VERSION

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:      COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. ACTING THROUGH ITS LONDON BRANCH, as Facility Agent

From:  [THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender)

Date:   [                ]

KONINKLIJKE PHILIPS N.V. – US$[—] Credit Agreement dated [        ] (the Agreement)

We refer to the Agreement. This is a Transfer Certificate.

1.	The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.	Each New Lender represents and warrants to the Existing Lender, the other Finance Parties and the Borrower, on the Transfer date, that it is a Professional Market Party.[1]

3.	The proposed Transfer Date is [ ].

4.

Each New Lender represents and warrants to the Existing Lender, the other Finance Parties and the Borrower, on the Transfer date, that it is not considered to be part of the “public” as referred to in article 4.1(1) of the Capital Requirements Regulation (EU/575/2013). [1,2]

5.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations in respect of this Transfer Certificate contained in the Agreement.

1.

This Clause shall be included for as long as the definition of “credit institution” (as referred to in article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)) and the term “public” as used therein have not yet been clarified by the European Commission or interpreted by a competent authority, but only if the transfer includes an amount outstanding from the Borrower of less than €100,000 (or its equivalent in other currencies).

2.

This Clause shall be included after the definition of “credit institution” (as referred to in article 4.1(1) of the Capital Requirements Regulation (EU/575/2013)) and the term “public” as used therein have been clarified by the European Commission or interpreted by a competent authority, but in case the aforementioned clarification or interpretation includes a numerical criterion to determine that the New Lender is not considered part of the public only if such criterion is not met.

EXECUTION VERSION

7.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Transfer Certificate.

8.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

EXECUTION VERSION

THE SCHEDULE

Rights and obligations to be transferred by novation

[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender

[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Facility Agent as [  ].

[                        ]

By:

Note:	It is the responsibility of each individual New Lender to ascertain whether any other document or formality is required to perfect the transfer contemplated by this Transfer Certificate.

WARNING: PLEASE SEEK DUTCH LEGAL ADVICE (I) UNTIL THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM “PUBLIC” (AS REFERRED TO IN ARTICLE 4.1(1) OF THE CAPITAL REQUIREMENTS REGULATION (EU/575/2013)), IF THE SHARE OF A LENDER IN ANY UTILISATION REQUESTED BY THE BORROWER IS LESS THAN EUR 100,000 (OR ITS EQUIVALENT IN ANOTHER CURRENCY) AND (II) AS SOON AS THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM “PUBLIC”, IF THE LENDER IS CONSIDERED TO BE PART OF THE PUBLIC ON THE BASIS OF SUCH INTERPRETATION.

Form of transfer certificate :

EXECUTION VERSION

SCHEDULE 6

MATERIAL SUBSIDIARIES

Name of Material Subsidiary	Percentage ownership interest of Borrower in Material Subsidiary (%)
Philips Holdings U.S.A Inc.	100% (directly or indirectly)

Philips Electronics North America Corporation	100% (directly or indirectly)

Philips Electronics Nederland B.V.	100% (directly or indirectly)

Philips (China) Investment Company Ltd.	100% (directly or indirectly)

Philips GmbH	100% (directly or indirectly)

Respironics, Inc.	99.9% (directly or indirectly)

The Genlyte Group Incorporated	99.9% (directly or indirectly)

EXECUTION VERSION

SCHEDULE 7

FORM OF INCREASE CONFIRMATION

To:	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. ACTING THROUGH ITS LONDON BRANCH, as Facility Agent and KONINKLIJKE PHILIPS N.V. as the Borrower

From: [the Increase Lender] (the Increase Lender)

Date:	[ ]

KONINKLIJKE PHILIPS N.V. – US$[—] Credit Agreement dated [        ] (the Agreement)

We refer to the Agreement. This is an Increase Confirmation.

We refer to Subclause 20.4 (Increase) of the Agreement.

1.

In accordance with the terms of the Agreement, the Increase Lender assumes obligations equivalent to those obligations corresponding to the Commitment specified in the Schedule (the Relevant Commitment) as if it was an Original Lender under the Agreement.

2.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the Increase Date) is [ ].

3.	On the Increase Date, the Increase Lender becomes a party to the Finance Documents as a Lender.

4.	The administrative details of the Increase Lender for the purposes of the Agreement are set out in the Schedule.

5.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of Subclause 20.4 (Increase).

6.	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

7.	This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

EXECUTION VERSION

THE SCHEDULE

RELEVANT COMMITMENT/RIGHTS AND OBLIGATIONS TO BE ASSUMED BY THE INCREASE LENDER

[INSERT RELEVANT DETAILS]

[FACILITY OFFICE ADDRESS, FAX NUMBER AND ATTENTION DETAILS FOR NOTICES AND ACCOUNT DETAILS FOR PAYMENTS]

[INCREASE LENDER]

BY:

THIS INCREASE CONFIRMATION IS ACCEPTED AS AN INCREASE CONFIRMATION FOR THE PURPOSES OF THE AGREEMENT BY THE FACILITY AGENT AND THE INCREASE DATE IS CONFIRMED AS [                    ].

FACILITY AGENT

BY:

EXECUTION VERSION

SIGNATORIES

Borrower

KONINKLIJKE PHILIPS N.V.

/s/ Pierre - Yves Bredel

By:	Pierre - Yves Bredel
Group Treasurer

EXECUTION VERSION

Original Lenders

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED

/s/ Tarun Mehta

By: Tarun Mehta
Authorised Signatory

EXECUTION VERSION

Original Lenders

BNP PARIBAS FORTIS SA/NV

/s/ David Peythieu

By: David Peythieu
Authorised Signatory

/s/ Valerie Clar

By: Valerie Clar
Authorised Signatory

EXECUTION VERSION

Original Lenders

CITIBANK, N.A., LONDON BRANCH

/s/ Andrew Mason

By: Andrew Mason
Authorised Signatory

EXECUTION VERSION

Original Lenders

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

/s/ W.J. Scheelbeek

By: W.J. Scheelbeek
Authorised Signatory

/s/ T.B.H. Servatius

By: T.B.H. Servatius
Authorised Signatory

EXECUTION VERSION

Original Lenders

DEUTSCHE BANK LUXEMBOURG S.A.

/s/ M. Heinemann

By: M. Heinemann
Authorised Signatory

/s/ A. Breyer-Simski

By: A. Breyer-Simski
Authorised Signatory

EXECUTION VERSION

Original Lenders

HSBC BANK PLC

/s/ John Haire

By: John Haire
Authorised Signatory

EXECUTION VERSION

Original Lenders

ING BANK N.V.

/s/ Diederik Sluijs

By: Diederik Sluijs
Authorised Signatory

/s/ Danielle van Rieven

By: Danielle van Rieven
Authorised Signatory

EXECUTION VERSION

Original Lenders

MIZUHO BANK NEDERLAND N.V.

/s/ Takashi Yano

By: Takashi Yano
Authorised Signatory

/s/ Joost van Leeuwen

By: Joost van Leeuwen
Authorised Signatory

EXECUTION VERSION

Original Lenders

SOCIÉTÉ GÉNÉRALE, LONDON BRANCH

/s/ Alexandre Huet

By: Alexandre Huet
Authorised Signatory

EXECUTION VERSION

Original Lenders

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

/s/ Andrew Trenouth

By: Andrew Trenouth
Authorised Signatory

EXECUTION VERSION

Original Lenders

THE ROYAL BANK OF SCOTLAND PLC

/s/ Ingrid Cijsouw

By: Ingrid Cijsouw
Authorised Signatory

/s/ Auk Jan van der Hoek

By: Auk Jan van der Hoek
Authorised Signatory

EXECUTION VERSION

Facility Agent

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. ACTING THROUGH ITS LONDON BRANCH

/s/ Kathryn Hughes

By: Kathryn Hughes
Authorised Signatory
Authorised by Mark Robert Smith

EXECUTION VERSION